EXHIBIT 2.7

EXECUTION VERSION

Dated 30 April 2004

DELHAIZE GROUP S.A.

and

THE BANK OF NEW YORK

TRUST DEED

constituting
EUR 300,000,000 2.75 per cent.
Convertible Bonds due 2009
and convertible into
Ordinary Shares in
Delhaize Group S.A.

Linklaters

Ref: NJP/RPOC/AMJF

Table of Contents

Contents		Page
1	Interpretation	1
2	Amount of the Original Bonds and Covenant to Pay	5
3	Form of the Original Bonds; Issue of the Original Bonds	6
4	Stamp Duties and Taxes	7
5	Further Issues	7
6	Application of Moneys received by the Trustee	8
7	Covenant to Comply with Provisions	9
8	Conversion	9
9	Covenants	10
10	Remuneration and Indemnification of the Trustee	13
11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000	14
12	Trustee liable for negligence	19
13	Waiver and Proof of Default	20
14	Trustee not precluded from entering into Contracts	20
15	Modification and Substitution	20
16	Appointment, Retirement and Removal of the Trustee	22
17	Communications; Couponholders	23
18	Purchase or Redemption by the Issuer of its own Shares	24
19	Governing Law and Jurisdiction	24
20	Counterparts	24
21	Contracts (Rights of Third Parties) Act 1999	24
Schedule 1 Form of Definitive Original Bonds		25
Schedule 2 Part 1 – Form of Original Temporary Global Bond		59

i

This Trust Deed is made on 30 April 2004 between:

(1)	DELHAIZE GROUP S.A. (the “Issuer”) whose registered office is at Rue Osseghem 53, B-1080, Brussels, Kingdom of Belgium; and

(2)	THE BANK OF NEW YORK whose registered office is at One Canada Square, London E14 5AL, England (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer, incorporated with limited liability in the Kingdom of Belgium (“Belgium”), has by a resolution of its Board of Directors passed on 29 March 2004 authorised the issue of EUR 300,000,000 2.75 per cent. Convertible Bonds due 2009 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

Terms capitalised and not defined herein shall have the meanings ascribed to them in the Conditions (as defined below). As used herein, the following expressions shall have the following meanings:

“Agents” means the Paying and Conversion Agents and the Domiciliary Agent;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated or approved in writing by the Trustee for the purpose;

“Belgian Company Code” means Code des Societes/ Wetboek van Vennootschafen;

“Bondholder” and (in relation to a Bond) “holder” means the bearer of a Bond;

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds, except that in Schedules 1 and 2 “Bonds” means the Original Bonds;

“Clearing Services Agreement” means the clearing services agreement (“Convention de Service de Clearing”) made on 30 April 2004 between the Issuer, ING Belgium SA/NV as Domiciliary Agent and the National Bank of Belgium as operator of the X/N System;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 30 April 2004;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed and/or (with respect to any Bonds represented by a Global Bond) of the relevant Global Bond, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Conversion Date” has the meaning specified in Condition 5(g);

“Couponholder” means an Original Couponholder or Further Couponholder, as the context may require;

“Coupons” means the Original Coupons or Further Coupons, as the context may require;

“Domiciliary Agent” means, in relation to the Original Bonds, ING Belgium SA/NV at its specified office, in its capacity as Domiciliary Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Domiciliary appointed in respect of such Further Bonds and in each case additional or any Successor Domiciliary Agent;

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

“Event of Default” has the meaning provided in Condition 9;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 5 and constituted by a deed supplemental to this Trust Deed;

“Further Couponholder” means the bearer of a Further Coupon;

“Further Coupons” means any bearer coupons relating to the Further Bonds and to be issued in accordance with the provisions of Clause 5 or, as the context may require, a specific number of them;

“Global Bond” means the Original Global Bond and/or as the context may require any other permanent global bond representing Further Bonds or any of them (and “Global Bonds” shall be construed accordingly) except that in Schedule 2, Global Bond means the Original Global Bond;

“Interest Payment Date” has the meaning provided in Condition 4(a);

“Ordinary Shares” means ordinary shares in the capital of the Issuer having as at the date hereof no par value;

“Original Bondholders” means the bearers for the time being of Original Bonds;

“Original Bonds” means the 2.75 per cent. Convertible Bonds due 2009 in bearer form constituted by this Trust Deed (and substantially in the form set out in Schedule 1) and for the time being outstanding (being on the date hereof EUR 300,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 17 and (except for the purposes of Clause 3.1) the Original Temporary Global Bond and the Original Global Bond;

“Original Couponholder” means the bearer of an Original Coupon;

“Original Coupons” means the bearer coupons relating to the Original Bonds or, as the context may require, a specific number of them and includes any replacement Original Coupons issued pursuant to Condition 17;

“Original Global Bond” means the permanent global bond which will represent the Original Bonds or some of them, after exchange of the Original Temporary Global Bond or a portion of it, substantially in the form set out in Schedule 2 Part II;

“Original Temporary Global Bond” means the temporary global bond which will represent the Original Bonds on issue in the form or substantially in the form set out in Schedule 2 Part I;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations in relation thereto have been duly performed, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 4 after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds and/or Coupons, as the case may be, (d) those which have become void or those in respect of which claims have become prescribed under Condition 11, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 17, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 17, (g) those which have been purchased and cancelled as provided in Condition 6, (h) any Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any Global Bond to the extent that it shall have been exchanged for definitive Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 9, 12 and 13 and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer or any Subsidiary of the Issuer and not yet cancelled shall be deemed not to remain outstanding;

“Paying and Conversion Agency Agreement” means, in relation to the Original Bonds, the Paying and Conversion Agency Agreement dated 30 April 2004, as amended from time to time, between the Issuer, the Trustee and the Paying and Conversion Agents whereby the initial Paying and Conversion Agents were appointed in relation to the Original Bonds, together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Paying and Conversion Agents” means, in relation to the Original Bonds, the Principal Paying and Conversion Agent and ING Luxembourg S.A. at its specified office, in its capacity as Paying and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Paying and Conversion Agents appointed in respect of such Further Bonds and in each case additional or any Successor Paying and Conversion Agent;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 9, become an Event of Default;

“Principal Paying and Conversion Agent” means, in relation to the Original Bonds, ING Belgium SA/NV at its specified office, in its capacity as Principal Paying and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Principal Paying and Conversion Agent;

“Resolution of Bondholders” means a resolution of the Bondholders duly passed in accordance with the provisions of Schedule 3 hereto;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“specified office” means, in relation to any Paying and Conversion Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.10 and Condition 15;

“Stock Exchange” means the Luxembourg Stock Exchange;

“Successor” means, in relation to the Paying and Conversion Agents, such other or further person as may from time to time be appointed by the Issuer as a Paying and Conversion Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.10 and Condition 15;

“Temporary Global Bond” means the Original Temporary Global Bond and/or as the context may require any other temporary global bond representing Further Bonds or any of them except that in Schedule 2, Temporary Global Bond means the Original Temporary Global Bond;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“X/N System” means the clearing system operated by the National Bank of Belgium.

1.2	Construction of Certain References

References to:

1.2.1	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“Euro”, “EUR” and “€” means the single currency of those member states of the European Union participating in European Monetary Union from time to time;

1.2.3	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.4	words denoting the singular number only shall include the plural number also and vice versa;

1.2.5	words denoting one gender only shall include the other gender;

1.2.6	words denoting persons only shall include firms and corporations and vice versa;

1.2.7	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.8	a bank or an investment bank may include J.P. Morgan Securities Ltd.; and

1.2.9	“approval not to be unreasonably withheld” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Bondholders only and any determination as to whether or not its approval is unreasonably withheld shall be made on that basis.

1.3	Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings

Headings shall be ignored in construing this Trust Deed.

1.5	Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Original Bonds and Covenant to Pay

2.1	Amount of the Original Bonds

The aggregate principal amount of the Original Bonds is limited to an amount not exceeding EUR 300,000,000.

2.2	Covenant to Pay

The Issuer will, on any date when the Original Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in euros in same day funds the principal amount of the Original Bonds becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 4 provided that (1) every payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying and Conversion Agent as provided in the Paying and Conversion Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders or Original Couponholders and (2) in the event that (following, if so required, due presentation of an Original Bond) upon redemption, payment of the aggregate principal amount is improperly withheld or refused such Original Bond will continue to bear interest as aforesaid until the day after the Original Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying and Conversion Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant Original Bondholders or Original Couponholders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Bondholders and Original Couponholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Original Bonds or the Original Coupons by the Issuer, or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, or the Trustee, as the case may be.

2.4	Payment after Default

2.4.1	At any time after a Potential Event of Default or an Event of Default has occurred and is continuing, the Trustee may:

(i)	by notice in writing to the Issuer, the Domiciliary Agent and the Paying and Conversion Agents, require the Paying and Conversion Agents and the Domiciliary Agent, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)	to act thereafter as Paying and Conversion Agents and the Domiciliary Agent of the Trustee under this Trust Deed and the Bonds on the terms of the Paying and Conversion Agency Agreement and the Clearing Services Agreement (as the case may be) (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and Coupons and all moneys, documents and records held by them in respect of Bonds, Coupons and Ordinary Shares to the order of the Trustee; or

(b)	to deliver all Bonds and Coupons, all moneys, documents and records held by them in respect of the Bonds, Coupons and, if the Trustee so directs in such notice or subsequently so directs, the relevant Ordinary Shares, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Paying and Conversion Agent or the Domiciliary Agent (as the case may be) is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds and Coupons to or to the order of the Trustee and not to the Principal Paying and Conversion Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, proviso (1) to Clause 2.2 shall not apply.

3	Form of the Original Bonds; Issue of the Original Bonds

3.1	The Global Bonds

On issue of the Original Bonds, the Original Temporary Global Bond, without Coupons, will be issued representing the aggregate principal amount of the Original Bonds. Interests in the Original Temporary Global Bond will be exchangeable for the Original Global Bond as set out in the Original Temporary Global Bond. The Original Bonds

represented by the Global Bonds shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as individual Original Bonds.

3.2	Definitive Bonds

Definitive Original Bonds in the authorised denomination, if issued, and the definitive Original Coupons relating thereto, will be security printed in accordance with Belgian company law and all applicable stock exchange requirements and will be delivered upon exchange of the Global Bond as provided therein. On exchange in full of the Global Bond, the Issuer shall procure that such Global Bond is cancelled.

3.3	Form

Definitive Original Bonds (and the definitive Original Coupons relating thereto) and Global Bonds will be in or substantially in the respective forms set out in Schedules 1 and 2. Definitive Original Bonds will be endorsed with the Conditions.

3.4	Signature

The Global Bonds will be signed manually or in facsimile by two directors of the Issuer and in any case will be authenticated manually by or on behalf of the Principal Paying and Conversion Agent. Definitive Original Bonds (and the definitive Original Coupons relating thereto) (if issued) will be signed manually or in facsimile by two directors of the Issuer and in any case will be authenticated manually by or on behalf of the Principal Paying and Conversion Agent. Original Bonds (including the Global Bonds) and Original Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

The Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Belgium, the United Kingdom, Luxembourg or any jurisdiction where the Issuer is resident for tax purposes or where the Issuer has a permanent establishment, branch or agency in respect of the creation, issue and offering of the Bonds and the Coupons, and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee, the Bondholders and the Couponholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 13 to do so) the Bondholders or the Couponholders to enforce the obligations of the Issuer under this Trust Deed, the Paying and Conversion Agency Agreement, the Bonds or the Coupons.

5	Further Issues

5.1	Liberty to Create

The Issuer may from time to time without the consent of the Bondholders or the Couponholders create and issue Further Bonds having the same terms and conditions in all respects as the Original Bonds (or in all respects except for the first payment of interest on them) and so that such Further Bonds shall be consolidated and form a single series with the Original Bonds or any Further Bonds or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue.

5.2	Means of Constitution

Any Further Bonds created and issued pursuant to the provisions of Clause 5.1 above forming a single series with the Original Bonds or Further Bonds of any series constituted by a deed supplemental to this Trust Deed, and any other Bonds of any series created and issued pursuant to the provisions of Clause 5.1 above may, with the consent of the Trustee, be so constituted. The Issuer shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped) and containing covenants by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Noting of Supplemental Deeds

A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed.

5.4	Notice of Further Issues

Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

5.5	Separate Series

Any Further Bonds not forming a single series with the Original Bonds or Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clause 5.2, Clauses 4, 7 and 9 to 19 (inclusive), Clause 21 and Clause 22 and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6	Application of Moneys received by the Trustee

6.1	Declaration of Trust

All moneys received by the Trustee in respect of the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee (subject to the provisions of Clause 6.2) upon trust to apply them:

6.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

6.1.2	secondly, in payment of any amounts owing in respect of the Bonds or Coupons pari passu and rateably; and

6.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself.

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds or Coupons which have become void or in respect of which claims have become prescribed under Condition 11, the Trustee will hold such moneys upon the trusts set out in Clause 6.1.1 and 6.1.3.

6.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3	Investment

Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to a standard customer on a deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7	Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

8	Conversion

8.1	Conversion Right

The holder of each Original Bond will have the right (the “Conversion Right”) to convert each €250,000 principal amount of an Original Bond into Ordinary Shares, subject to any applicable fiscal or other laws or regulations and as provided in the Conditions during the Conversion Period.

8.2	Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

8.2.1	as soon as practicable deliver to the Trustee a certificate signed by two directors of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may require for the performance and discharge of its functions and duties as Trustee under this Trust Deed; and

8.2.2	within 14 days thereafter give notice to the Bondholders in accordance with Condition 15 of the adjustment to the Conversion Price.

8.3	Notice of Adjustment to the Conversion Price

Simultaneously with the announcement of any event which will require the Conversion Price to be adjusted pursuant to the Conditions the Issuer will give notice thereof to the Bondholders in accordance with Condition 15 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective.

9	Covenants

So long as any Bond is outstanding, the Issuer will:

9.1	Books of Account

keep, and procure that each of its Material Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee certifies in writing to the Issuer that it reasonably believes that any such event has occurred, so far as permitted by applicable law, allow, and procure that each of its Material Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant Subsidiary has no reasonable objection, access on two days’ notice to all relevant (in the opinion of the Trustee) books of account of the Issuer, and/or the relevant Subsidiary, respectively, at all times during normal business hours for the performance and discharge of its functions and duties as Trustee under this Trust Deed;

9.2	Notice of Events of Default; Relevant Event

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default or Relevant Event or breach of any undertaking under Condition 10;

9.3	Information

so far as permitted by applicable law, give to the Trustee such information as it requires for the performance and discharge of its functions;

9.4	Financial Statements etc.

send to the Trustee at the time of their issue, and in the case of annual consolidated financial statements in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, and if the Trustee so requests and within 14 days of any such request any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer generally in their capacity as such;

9.5	Certificate of Directors

send to the Trustee, within 14 days after its annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within 14 days after any request by the Trustee, a certificate of the Issuer signed by any two of its directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer, as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no

Event of Default or Potential Event of Default or Relevant Event or other breach of this Trust Deed has occurred since the date of this Trust Deed or, if later, the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it;

9.6	Notices to Bondholders

send to the Trustee not less than seven days before the date of publication, for the Trustee’s approval, a copy of the form of each notice to the Bondholders to be published in accordance with Condition 15 and upon publication two copies of each notice so published;

9.7	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.8	Notice of Late Payment

forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying and Conversion Agent or the Trustee of any sum due in respect of the Bonds or Coupons made after the due date for such payment;

9.9	Listing and Trading

use all reasonable endeavours to maintain the listing of the Bonds on the Stock Exchange. If, however, it is unable to do so, having used such endeavours, or if the Trustee agrees that the maintenance of such listing or admission to trading is unduly onerous and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing of the Bonds on such other stock exchange as the Issuer may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

9.10	Change in Paying and Conversion Agents

give not less than 14 days’ prior notice to the Bondholders of any future appointment or any resignation or removal of any Paying and Conversion Agent or of any change by any Paying and Conversion Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee;

9.11	Bonds held by the Issuer etc.

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its directors on behalf of the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or any Subsidiary of the Issuer and which had not been cancelled;

9.12	Material Subsidiaries

give to the Trustee at the same time as sending the certificate as referred to in Clause 9.5 or within 21 days of a request by the Trustee, a report addressed to the Trustee by the Issuer listing those Subsidiaries of the Issuer which as at the last day of the last financial year of the Issuer or as at the date specified in such request were Material Subsidiaries;

9.13	Consents and Approvals

use all reasonable endeavours to obtain and/or maintain all consents and approvals in Belgium which are required for the performance of its obligations under the Bonds, the Coupons and this Trust Deed, including, without limitation, the delivery of Ordinary Shares upon conversion of the Bonds in accordance with the Conditions;

9.14	Authorisations

if at any time a further authorisation becomes necessary to permit the Issuer to pay principal and other amounts in respect of the Bonds or the Coupons or to effect the conversion of the Bonds for Ordinary Shares in accordance with the terms of the Bonds as a result of any change in the official application of, or any amendment to, the laws or regulations of Belgium, the Issuer shall forthwith apply for the necessary authorisations and forthwith provide copies of such application to the Trustee. The Issuer shall provide copies in the English language of such authorisations to the Trustee as soon as they are obtained, provided that if the Issuer is prevented from providing such a copy by law, any duty of secrecy or confidentiality or governmental authority, then the Issuer shall forthwith confirm to the Trustee in writing that such authorisation has been obtained and the Trustee shall be entitled to rely on such confirmation;

9.15	Adoption of Resolutions

in the event that a Resolution of Bondholders relating to any of the matters listed in Article 568 of the Belgian Company Code is adopted by Bondholders holding or representing less than one-third of the aggregate principal amount of the Bonds outstanding (whether present or represented at the meeting of Bondholders or not), file, within eight days of the Resolution of Bondholders being adopted, a request for ratification of the Resolution of Bondholders by the Belgian Court of Appeal in the district where the Issuer’s registered office is located;

9.16	Notification of Bondholders

notify the Bondholders (a) in accordance with Condition 15 and Article 574 of the Belgian Company Code, of the results of the voting on any Resolution of Bondholders within 15 days of the date of the meeting of Bondholders and (b) in accordance with Condition 15 of the result of any request for ratification in accordance with Clause 9.15 above, within 15 days of the receipt of such result;

9.17	Changes to Belgian Company Law or the Issuer’s By-laws

(a) promptly notify the Trustee in writing of any changes to Articles 568 to 580 (inclusive) of the Belgian Company Code made after the date hereof, and provide the Trustee with a certified translation of the relevant Article(s) and (b) in the event of any changes after the date hereof to the Issuer’s By-laws which relate to the holding of Bondholders’ meetings, promptly notify the Trustee in writing thereof and provide to the Trustee a certified translation of the relevant By-laws;

9.18	Payments under Belgian Company Law

at least fifteen Brussels business days prior to making any payment to any Bondholder or Couponholder who has instituted proceedings directly against the Issuer in accordance with Belgian Company Law, give written notice to the Trustee of the serial numbers of the Bonds in respect of which such payment is to be made or, in the case of payments in respect of Coupons, the dates of such Coupons and the serial numbers of the Bonds to which such Coupons relate, and the amount to be paid in respect of each such Bond or Coupon and not make such payments without cancelling or procuring the cancellations of such Bonds or Coupons or, in the case of partial payments not intended fully to discharge the obligations of the Issuer under such Bonds or Coupons, enfacing or procuring the enfacement of such Bonds or Coupons with a memorandum of the amount of such payment and the date of such payment;

9.19	Translation of By-Laws and Belgian Company Law

within 7 days after the date of this Trust Deed, provide to the Trustee a certified translation in English of all the provisions of both the Issuer’s By-Laws (“StatutslStatuten”) and the Belgian Company Law with respect to the convening and conduct of meetings of Bondholders; and

9.20	Shareholder Approval

9.20.1	use all reasonable endeavours to procure that the terms of Condition 6(d) are approved by a resolution of the shareholders of the Issuer in a general meeting, and in connection therewith to propose a resolution to such effect at the annual general meeting of shareholders of the Issuer scheduled to be held no later than May 2005; and

9.20.2	immediately following approval of such a resolution to file a copy thereof with the Clerk of the Commercial Court of Brussels (greffe du tribunal de commerce/griffie van de rechtbank van koophandel).

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration

So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder or Couponholder of the moneys due in respect of any Bond or Coupon is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Bondholder or Couponholder is duly made.

10.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee considers it necessary, or is requested by the Issuer, to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by an independent investment bank or securities firm of international repute in London (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank being borne by the Issuer. The determination of such independent investment bank will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee, the Bondholders and the Couponholders.

10.3	Expenses

The Issuer will also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought, or initial advice in connection with any anticipated legal proceedings, by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Paying and Conversion Agency Agreement, the Bonds or the Coupons.

10.4	Payment of Expenses

All such costs, charges, liabilities and expenses properly incurred and payments properly made by the Trustee will be payable or reimbursable by the Issuer on demand by the Trustee and:

10.4.1	in the case of payments made by the Trustee prior to such demand will (if not paid within seven days of such demand) carry interest from the date on which the demand is made at the rate of two per cent per annum over the base rate of National Westminster Bank PLC on the date on which such payments were made by the Trustee and

10.4.2	in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

10.5	Indemnity

The Issuer will on demand by the Trustee indemnify it in respect of Amounts or Claims properly paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/ Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/ Delegate Liabilities). “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/ Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

10.6	Provisions Continuing

The provisions of Clauses 10.3, 10.4 and 10.5 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee in relation to claims which arose during the period of its appointment as Trustee.

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1	Advice

The Trustee may, in connection with the transactions contemplated by this Trust Deed, act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of the Auditors or of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a provision hereof or of the Conditions and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error.

11.2	Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default or Relevant Event has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed, the Bonds and the Coupons.

11.3	Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders or Couponholders.

11.4	Certificate Signed by Directors

Without prejudice to Clause 9.5, the Trustee shall be at liberty to accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two directors of the Issuer on behalf of the Issuer to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

11.5	Deposit of Documents

The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Custodians/Nominees

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine.

11.7	Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Bonds bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

11.8	Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9	Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions.

11.10	Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder or Couponholder by reason of having accepted as valid or not having rejected any Bond or Coupon purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12	Determinations Conclusive

The Trustee may determine, as between itself and the Bondholders, all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee, the Bondholders and the Couponholders.

11.13	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be reasonably specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Bondholders and the Couponholders.

11.14	Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, the Bondholders and the Couponholders.

11.15	Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of definitive Bonds to the persons entitled to them.

11.16	Bonds held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.11) that no Bonds are for the time being held by or on behalf of any of the Issuer or any Subsidiary of the Issuer.

11.17	Interests of Bondholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 15.2 or any determination made pursuant to Clause 15.2), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

11.18	No Responsibility for Share Value

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Ordinary Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Ordinary Shares, or share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

11.19	Enforcement of Rights

The Trustee need not take any such action or proceedings as are referred to in Condition 13 unless (a) it shall have been so directed by a Resolution of Bondholders or so requested in writing by Bondholders holding at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified and/or secured to its satisfaction.

11.20	Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 10 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

11.21	Responsibility for Agents etc.

If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute appointed by the Appointee.

11.22	Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

11.23	Independent Investment Bank

The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Financial Adviser pursuant to the Conditions.

11.24	Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Bondholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Bonds beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Bonds is clearly identified together with the amount of such holding.

11.25	Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.26	Lists of Material Subsidiaries and Certificates relating to Material Subsidiaries

A list or certificate of the Issuer provided to the Trustee under Clause 9.12 in relation to any Material Subsidiary shall be conclusive and binding on the Trustee and the Bondholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation.

11.27	Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any other person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

11.28	Not bound to act

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising hereunder, including without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that the Issuer will be able to indemnify it against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full.

11.29	Certificate of the X/N System and its Participants

The Trustee shall be at liberty to accept and place full reliance on a certificate or letter of confirmation signed on behalf of the X/N System, or any direct or indirect participant in the X/N System, or any form of record made by the X/N System or such participant, as sufficient evidence that at any particular time or throughout any particular period any person or persons are the holder or holders of any specified principal amount of Bonds. The Trustee may treat such person or persons as a holder or holders of such Bonds and may place full reliance on any instructions received from such person or persons for this purpose provided however that, for the purposes of receiving requests or directions from Bondholders, the Trustee need (in the case of the Temporary Global Bond or the Global Bond) only have regard to the requests or directions of the X/N System as holder on behalf of its accountholders, without prejudice to the entitlement of the bearer of the relevant Bond to be paid principal and interest thereon in accordance with its terms.

12	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall, in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed, relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee

Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13	Waiver and Proof of Default

13.1	Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer of any of the provisions of this Trust Deed or the Conditions or determine that any Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed provided that the Trustee will not do so in contravention of any express direction given by a Resolution of Bondholders but so that no such direction will affect any previous waiver, authorisation or determination. The Trustee may not exercise this discretion in respect of any matter which is listed in Article 568 of the Belgian Company Code. Any such waiver, authorisation or determination will be binding on the Bondholders and the Couponholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2	Proof of Default

If it is proved that as regards any specified Bond or Coupon the Issuer has made default in paying any sum due to the relevant Bondholder or Couponholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds or Coupons which are then payable.

14	Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bonds, Coupons or any Ordinary Shares or securities of the Issuer or any of its subsidiaries, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of their respective subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of their respective subsidiary, holding or associated companies and will not be liable to account for any profit resulting therefrom.

15	Modification and Substitution

15.1	Modification

The Trustee may agree with the Issuer in making, without the consent of the Bondholders or the Couponholders, (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Conversion Agency Agreement, any agreement supplemental to the Paying and Conversion Agency Agreement, the Bonds, the Coupons or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Conversion Agency Agreement, any agreement supplemental to the Paying and Conversion Agency Agreement, the Bonds, the Coupons or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying and Conversion

Agency Agreement, any agreement supplemental to the Paying and Conversion Agency Agreement, the Bonds, the Coupons or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders or the Couponholders. Such power does not extend to any such modification as is mentioned in Article 568 of the Belgian Company Code. Any such modification, authorisation or waiver shall be binding on the Bondholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 15.

15.2	Substitution

15.2.1	The Trustee (if it is satisfied that to do so would not be materially prejudicial to the interests of Bondholders) may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer (the “Substituted Obligor”), provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Bonds and the Coupons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Bonds and the Coupons as the principal debtor in place of the Issuer;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally, the Substituted Obligor is in a position to fulfil all payment obligations arising from or in connection with this Trust Deed, the Bonds and the Coupons, as applicable, without the necessity for any taxes or duties to be withheld at source in amounts which exceed, in respect of any Bondholder, the amount of any withholding or deduction which would have been required to have been made had the Issuer remained principal debtor under this Trust Deed;

(iii)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(iv)	the Stock Exchange shall have confirmed to the Issuer that, after giving effect to such substitution, the Bonds shall continue to be admitted to trading on the Stock Exchange, and for the purposes thereof the Issuer shall procure that the Substituted Obligor shall prepare and publish a supplemental Offering Circular describing the Substituted Obligor and otherwise complying with the requirements of the Stock Exchange;

(v)	the Bonds continue to be convertible (in whole or in part) into Ordinary Shares as provided in the Conditions with such amendments as the Trustee shall consider appropriate;

(vi)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(vii)	the Trustee may in the event of such substitution agree without the consent of the Bondholders or the Couponholders to a change of law governing this Trust Deed and/or the Bonds and/or the Coupons and/or the Paying and Conversion Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders; and

(viii)	the obligations of the Substituted Obligor as the principal debtor under this Trust Deed, the Bonds and the Coupons are guaranteed by the Issuer to the Trustee’s satisfaction.

15.2.2	Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 15.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed, the Bonds and the Coupons. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders, in accordance with Condition 15.

15.2.3	Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed, the Bonds and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute under Clause 15.2) and this Trust Deed, the Bonds and the Coupons will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Bondholders.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by a Resolution of Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by a Resolution of Bondholders remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or a Resolution of Bondholders is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within three months of such notice being given or since the date of such Resolution of Bondholders, the Trustee may exercise the power of appointing a successor trustee.

16.3	Co-Trustees

The Trustee may, despite Clause 16.1, by notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders and/or the Couponholders;

16.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer, and such person remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17	Communications; Couponholders

17.1	Communications

Any communication shall be by letter delivered personally or facsimile transmission in the English language:

in the case of the Issuer, to it at:

Delhaize Group S.A. Rue Osseghem, 53 1080 Brussels Belgium

Fax no.: +322 412 2118 Attention: Corporate Legal

and in the case of the Trustee, to it at:

Bank of New York One Canada Square London E14 5AL United Kingdom

Fax no.: +44 20 7964 6061 Attention: Corporate Trust Administration

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

17.2	Couponholders

No notices need be given to Couponholders. They will be deemed to have notice of the contents of any notice given to Bondholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Bondholders, the Trustee will assume that the holder of each Bond is the holder of all Coupons relating to it.

18	Purchase or Redemption by the Issuer of its own Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Ordinary Shares) without the consent of the Bondholders or the Couponholders.

19	Governing Law and Jurisdiction

19.1	Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

19.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed, the Bonds or the Coupons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Bonds or the Coupons (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee, the Original Bondholders and the Original Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3	Service of Process

The Issuer irrevocably appoints Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

20	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

21	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Schedule 1
Form of Definitive Original Bonds

On the front:

Denomination	ISIN	Series	Certif. No.

0250000	BE0119522184

Delhaize Group S.A.
(Incorporated with limited liability in Belgium)
EUR 300,000,000
2.75 per cent. Bonds due 2009

This Bond forms part of a series, of bonds each in the denomination of EUR 250,000, designated as specified in the title (the “Bonds”) of Delhaize Group S.A. (the “Issuer”) constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

This is to certify that the bearer of this Bond is entitled on 30 April 2009, or on such earlier date as the principal sum mentioned below may become repayable in accordance with the Conditions, to the principal sum of:

EUR 250,000 (two hundred and fifty thousand Euro)

together with interest on such principal sum from 30 April 2004 at the rate of 2.75 per cent. per annum payable in arrear on 30 April in each year at the office of any Paying and Conversion Agent, subject to and in accordance with the Conditions.

The Bonds will be redeemed at their principal amount on 30 April 2009, unless redeemed prior to that date (i) at the option of the Issuer (such redemption being possible in accordance with Condition 6(b)(i) only after 15 May 2007 or, at any time, if 85% or more of the Bonds have been converted) or (ii) at the option of the Bondholders (such redemption being possible only if an offer to acquire all or a majority of the shares of the Issuer is made and, as a result of such offer, the offeror has acquired or will acquire such shares or will hold more than 50% of the votes attached to the shares of the Issuer), in accordance with the Conditions, all as more particularly described in the Conditions.

This Bond is convertible into Ordinary Shares in the capital of the Issuer, currently with no nominal value, subject to and in accordance with the Conditions and the Trust Deed.

This Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Conversion Agent.

The Issuer was transformed by a notarial deed received on 22 February 1962, published in the Annexes to the Moniteur belge of 3 March 1962.

The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €150,000,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009). No guarantee was attached to such bonds.

Cette obligation fait partie d’une série d’obligations, chacune d’une dénomination de EUR 250.000, désignée tel que dans le titre (les « Obligations ») de Delhaize Group S.A. (I’« Émetteur »), créée par le Trust Deed dont référence est faite au verso. Les Obligations sont soumises au Trust Deed et aux termes et conditions (les « Conditions ») exposés au verso.

Par la présente, il est certifié que le porteur de cette Obligation a droit le 30 avril 2009 ou à une date antérieure à laquelle le montant principal mentionné ci-dessous peut être remboursé conformément aux Conditions, au montant principal de:

EUR 250.000 (deux cent cinquante mille Euro)

avec les intérêts accrus portant sur ce montant principal à compter du 30 avril 2004 au taux de 2,75 pour cent par an, à payer le 30 avril de chaque année au bureau d’un Paying and Conversion Agent, conformément aux Conditions.

Les Obligations seront remboursées au montant principal le 30 avril 2009, sauf en cas de remboursement antérieur à cette date (i) au choix de I’Émetteur (un tel remboursement étant possible conformément à Condition 6(b)(i) uniquement après le 15 mai 2007, ou à tout moment, si 85% ou plus des Obligations ont été converties) ou (ii) au choix des obligataires (un tel remboursement étant possible uniquement si une offre a été faite pour I’acquisition de toutes ou de la majorité des actions de I’Émetteur et, en conséquence de cette offre, I’offrant a acquis ou acquérra plus de 50% des votes attachés aux actions de I’Émetteur), conformément aux Conditions.

Cette Obligation est convertible en actions ordinaires de I’Émetteur, actuellement sans valeur nominale, conformément aux Conditions et au Trust Deed.

Cette Obligation n’est valide ou obligatoire que suite à son authentification par ou pour le compte du Principal Paying and Conversion Agent.

L’Émetteur a été converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962.

L’Émetteur a une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par l’Émetteur s’élèvent à EUR 150.000.000 (montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de EUR 150.000.000 et échéant en 2009). Aucune garantie n’est attachée à ces obligations.

Deze Obligatie maakt deel uit van een serie Obligaties, elk in een coupure van 250.000 EUR aangeduid zoals nader bepaald in de titel (de “Obligaties”) van Delhaize Group N. V. (de “Emittent”) gevestigd door de Trust Deed waarnaar verwezen wordt op de achterzijde van dit document. De Obligaties zijn onderworpen aan deze Trust Deed en aan de algemene voorwaarden (de “Voorwaarden”) uiteengezet op de achterzijde van dit document.

Bij deze wordt verklaard dat de houder van deze Obligatie gerechtigd is, op 30 april 2009 of op enige vroegere datum waarop de hoofdsom terugbetaalbaar kan worden gesteld overeenkomstig de Voorwaarden, op de hoofdsom ten belope van:

250.000 EUR (tweehonderdvijftigduizend euro)

samen met opgelopen interest op deze hoofdsom vanaf 30 april 2004 tegen een rentevoet van 2,75% per jaar betaalbaar op 30 april van elk jaar op het kantoor van een Paying and Conversion Agent, onderworpen aan de Voorwaarden.

De Obligaties zullen afgelost worden door betaling van hun hoofdsom op 30 april 2009, tenzij ze voor deze datum afgelost worden (i) naar keuze van de Emittent (dergelijke aflossing is overeenkomstig Voorwaarde 6(b)(i) slechts mogelijk na 15 mei 2007 of op eender welk ogenblik indien ten minste 85% van de Obligaties zijn geconverteerd) of (ii) naar keuze van de Obligatiehouders (dergelijke aflossing is slechts mogelijk indien een bod is gedaan om alle of een meerderheid van de aandelen van de Emittent to verwerven en indien, als gevolg van dit bod, de bieder deze aandelen heeft verworven of zal verwerven of meer dan 50% van de stemmen verbonden aan de aandelen van de Emittent zal bezitten), overeenkomstig de Voorwaarden.

Deze Obligatie is converteerbaar in gewone aandelen van de Emittent, momenteel zonder nominale waarde, onderworpen aan de Voorwaarden en aan de Trust Deed.

Deze Obligatie zal in ieder geval niet geldig of bindend zijn vooraleer de Obligatie bekrachtigd wordt door of ten behoeve van de Principal Paying and Conversion Agent.

De Emittent werd omgezet in een naamloze vennootschap onder Belgisch recht bij notariële akte van 22 februari 1962, bekendgemaakt in de Bijlagen tot het Belgisch Staatsblad van 3 maart 1962.

De Emittent bestaat voor onbepaalde duur.

Het bedrag dat verschuldigd blijft op obligaties die voordien door de Emittent werden uitgegeven, bedraagt 150.000.000 EUR (uitstaande bedrag van obligaties uitgegeven op 17 mei 1999 voor een bedrag van 150.000.000 EUR en verschuldigd in 2009). Aan deze obligaties is geen waarborg verbonden.

This Bond is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated as of 30 April 2004

DELHAIZE GROUP S.A.

By:

Director                                            Director

This Bond is authenticated by or on behalf of the Principal Paying and Conversion Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

On the back:

Terms and Conditions of the Bonds

The issue of the EUR 300,000,000 2.75 per cent. Convertible Bonds due 2009 (the “Bonds”, which expression shall, except where otherwise indicated, include any further bonds issued in accordance with Condition 16 and consolidated and forming a single series with the Bonds) was authorised by a resolution of the Board of Directors of Delhaize Group S.A. (the “Issuer”) passed on 29 March 2004.

The Bonds are constituted by a trust deed dated 30 April 2004 (the “Trust Deed”) between the Issuer and The Bank of New York (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed which includes the forms of the Bonds and the coupons relating to them (the “Coupons”). The Bondholders (as defined below) and the holders of the Coupons (whether or not attached to the relevant Bonds (the “Couponholders”)) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those applicable to them of the Paying and Conversion Agency Agreement dated on or about the Closing Date (the “Agency Agreement”) relating to the Bonds between (among others) the Issuer, the Trustee, ING Belgium SA/NV (the “Principal Paying and Conversion Agent”, which expression shall include any successor as Principal Paying and Conversion Agent under the Agency Agreement) and the Paying and Conversion Agents for the time being (such persons, together with the Principal Paying and Conversion Agent, being referred to below as the “Paying and Conversion Agents”, which expression shall include their successors as Paying and Conversion Agents under the Agency Agreement). Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of issue hereof at One Canada Square, London E14 5AL, United Kingdom), and at the specified offices of the Paying and Conversion Agents.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination, Title and Status

(a)	Form and Denomination

The Bonds are serially numbered and in bearer form in the denomination of EUR 250,000 each (“authorised denomination”) with Coupons attached on issue.

(b)	Title

Title to the Bonds and Coupons will pass by delivery. The holder of any Bond or Coupon will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder and no person will be required to obtain any proof thereof or as to the identity of such holder. In these Conditions (in relation to a Bond) “Bondholder” and (in relation to a Bond or Coupon) “holder” means the bearer of any Bond or Coupon (as the case may be).

(c)	Status of the Bonds

The Bonds and Coupons constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu without any preference among themselves, and with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future (other than in respect of statutory preferred creditors).

2	Negative Pledge

So long as any Bond or Coupon remains outstanding (as defined in the Trust Deed):

(i)	the Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt or any guarantee of or indemnity in respect of any Relevant Debt;

(ii)	the Issuer will procure that no Material Subsidiary creates or permits to subsist any Security upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt issued by the Issuer or any guarantee of or indemnity in respect of any such Relevant Debt; and

(iii)	the Issuer will procure that no Material Subsidiary gives any guarantee of, or indemnity in respect of, any of the Relevant Debt of the Issuer,

unless, at the same time or prior thereto, the Issuer’s obligations under the Bonds, the Coupons and the Trust Deed (A) are to the satisfaction of the Trustee secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, or (B) have the benefit of such other Security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Bondholders and Couponholders or as shall be approved by a Resolution (as defined in the Trust Deed) of the Bondholders.

3	Definitions

In these Conditions (unless the context otherwise requires):

“Additional Shares” has the meaning provided in Condition 5(c).

“Bondholder” and “holder” has the meaning provided in Condition 1(b).

“BSE” means Euronext Brussels.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Capital Distribution” has the meaning provided in Condition 5(b)(iii).

“C.I.K.” (“Caisse interprofessionnelle de dépôts et de virements de titres”) means the Belgian clearing house for securities;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Closing Date” means 30 April 2004.

“Conversion Date” has the meaning provided in Condition 5(g).

“Conversion Notice” has the meaning provided in Condition 5(g).

“Conversion Period” has the meaning provided in Condition 5(a).

“Conversion Price” has the meaning provided in Condition 5(a).

“Conversion Right” has the meaning provided in Condition 5(a).

“Current Market Price” has the meaning provided in Condition 5(b).

“dealing day” has the meaning provided in Condition 5(b).

“Delivery Date” has the meaning provided in Condition 5(g).

“Dividend” has the meaning provided in Condition 5(b)(iii).

“Entitlement Date” means the date as from which Shareholders are entitled to the relevant right, distribution, payment or other entitlement.

“EUR” or “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System.

“Event of Default” has the meaning provided in Condition 9.

“Fair Market Value” has the meaning provided in Condition 5(b)(iii).

“Final Maturity Date” means 30 April 2009.

“Independent Financial Adviser” means an independent investment bank of international repute appointed by the Issuer and approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 4(a).

“Material Subsidiary” at any time means a Subsidiary

(i)	whose (a) turnover, or (b) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated accounts of the Issuer) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer relate are equal to) no less than 10 per cent. of the consolidated turnover or total assets (as the case may be) of the Issuer, all as calculated respectively by reference to the then latest audited accounts of such Subsidiary and the then latest audited consolidated accounts of the Issuer, provided that:

(I)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer relate, the reference to the then latest audited consolidated accounts of the Issuer for the purposes of the calculation above shall, until consolidated accounts of the Issuer for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest audited accounts, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time (the “Auditors”); and

(II)	in the case of a Subsidiary in respect of which no audited accounts are prepared, its turnover and total assets shall be determined on the basis of pro forma accounts of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by the Issuer; or

(ii)	to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (ii) on the date on which the consolidated accounts of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (i) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii).

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Optional Redemption Date” has the meaning provided in Condition 6(b).

“Optional Redemption Notice” has the meaning provided in Condition 6(b).

“Par Value” means, in relation to each Share at any time, the amount produced by dividing the aggregate outstanding share capital (“Capital Social/Maatschappelijk Kapitaal”) of the Issuer at the relevant time by the aggregate number of Shares outstanding at such time.

“Reference Date” means, in the case of Additional Shares to be issued pursuant to Condition 5(c), the date the relevant Retroactive Adjustment takes effect or (if the adjustment results from the issue of Shares) the date of issue of the relevant Shares.

“Relevant Date” means, in respect of any Bond, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Bondholders in accordance with Condition 15 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made upon such presentation.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market.

“Relevant Event” means the occurrence of any event set out in Condition 6(d).

“Relevant Event Notice” has the meaning provided in Condition 6(d).

“Relevant Stock Exchange” means the BSE or if at the relevant time the Shares are not listed on the BSE, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Retroactive Adjustment” has the meaning provided in Condition 5(c).

“Securities” includes, without limitation, Shares or options, warrants or other rights to subscribe for or purchase or acquire Shares, but does not include any securities solely representing indebtedness.

“Shareholders” has the meaning provided in Condition 5(b)(ii).

“Shares” means ordinary shares in the capital of the Issuer.

“Share dealing day” means a day on which the BSE or other applicable securities exchange on which the Shares are listed is open for business.

“Spin-Off” has the meaning provided in Condition 5(b)(iii).

“Spin-Off Securities” has the meaning provided in Condition 5(b)(iii).

“Subsidiary” means, at any particular time, a company which is then directly or indirectly controlled, or more than 50 per cent. of whose issued share capital (or equivalent) is then beneficially owned by the Issuer and/or one or more of its respective Subsidiaries. For a company to be ‘controlled” by another means that the other (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the Board of Directors or other governing body of that company or otherwise controls or has the power to control the affairs and policies of that company.

“TARGET Business Day” means a day (other than a Saturday or Sunday) on which the TARGET System is operating for the settlement of payments in euro.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system, or any successor thereto.

“Volume Weighted Average Price” means, in respect of a Share or, as the case may be, a Spin-Off Security, on any dealing day, the volume-weighted average price of a Share or, as the case may be, a Spin-Off Security, published by or derived (in the case of a Share) from the Relevant Stock Exchange or (in the case of a Spin-Off Security) from the principal stock exchange or securities market on which such Spin-Off Securities are then listed or quoted or dealt in, if any, or such other source as shall be determined to be appropriate by an Independent Financial Adviser provided that (i) on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined and (ii) (in the case of a Share only) if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the Entitlement Date shall be on or after the relevant Conversion Date and if on such dealing day the price determined as provided above is based on a price ex-dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of announcement of such entitlement or Dividend (provided that for the purposes of determining such Fair Market Value any associated tax credit shall not be included therein).

Reference to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any modification or re-enactment.

For the purposes of Conditions 5 (a), (b), (c), (e), (h) and Condition 10 only, (a) references to the “issue” of Shares shall include the transfer and/or delivery of Shares by the Issuer or any Subsidiary of the Issuer, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any Subsidiary of the Issuer, and (b) Shares held by or on behalf of the Issuer or any Subsidiary of the Issuer (and which, in the case of Condition 5(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

4	Interest

(a)	Interest Rate

The Bonds bear interest from and including the Closing Date at the rate of 2.75 per cent. per annum calculated by reference to the principal amount thereof and payable annually in arrear on 30 April in each year (each an “Interest Payment Date”), commencing on 30 April 2005.

Where interest is to be calculated in respect of a period which is not an Interest Period (as defined below) the day-count fraction used will be the number of days in the relevant period, from and including the date from which interest begins to accrue to but excluding the date on which it falls due, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last). “Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right attached to it shall have been exercised, from (and including) the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 5(i)) or (ii) where such Bond is being redeemed or repaid pursuant to Condition 6(a), Condition 6(b), 6(d) or Condition 9, from (and including) the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event such Bonds will continue to bear interest as provided in the Trust Deed.

5	Conversion of Bonds

(a)	Conversion Period and Conversion Price

Subject as provided below, each Bond shall entitle the holder (such right a “Conversion Right”) at any time during the Conversion Period (as defined below) to convert such Bond into Shares credited as fully paid.

Upon the due exercise of Conversion Rights, the Issuer shall thereupon issue, in exchange for the relevant Bonds, the relevant number of Shares required to be issued pursuant to these Conditions.

The number of Shares to be issued on exercise of Conversion Rights shall be determined by dividing the principal amount of the relevant Bond to be converted by the Conversion Price (the “Conversion Price”) in effect on the relevant Conversion Date.

The initial Conversion Price is EUR 57.00 per Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 5(b).

Conversion in full of the aggregate principal amount of the Bonds (disregarding for this purpose any further bonds issued pursuant to Condition 16) at the initial Conversion Price would result in the issuance of 5,263,158 Shares.

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond to the specified office of any Paying and Conversion Agent in accordance with Condition 5(g).

Subject to, and upon compliance with, the provisions of these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 10 June 2004 to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling seven business days (at the place aforesaid) prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 6(b) prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the date falling seven business days (at the place aforesaid) before the date fixed for redemption thereof pursuant to Condition 6(b), or if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 6(d) then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice, unless, in any such case, there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Bondholders in accordance with Condition 15 or, if earlier, the Final Maturity Date; provided that, in each case, if the final such date for the exercise of Conversion Rights is not a business day (at the place aforesaid), then the period for exercise of the Conversion Right by Bondholders shall end on the immediately preceding business day (at the place aforesaid).

Conversion Rights may not be exercised following the giving of notice by the Trustee pursuant to Condition 9 nor (save as provided in the preceding paragraph) in respect of Bonds which have been deposited with any Paying and Conversion Agent pursuant to Condition 6(d).

The period during which Conversion Rights may be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of an authorised denomination.

Fractions of Shares will not be issued on conversion or pursuant to Condition 5(c) and, except where any individual entitlement would be less than EUR 10, a cash payment shall be made by the Issuer in respect of any such fraction determined by reference to the Current Market Price (as defined in Condition 5(b)) per Share on the dealing day (as defined in Condition 5(b)) immediately preceding the relevant Conversion Date and the

Issuer shall make payment of the relevant amount to the relevant holder not later than five TARGET Business Days following the relevant Conversion Date by a euro cheque drawn on, or by transfer to a euro account maintained by the holder with a bank in a city in which banks have access to the TARGET System, in accordance with instructions contained in the relevant Conversion Notice. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares are to be issued to the same person, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted (rounded down, if necessary, to the nearest whole number of Shares).

The Shares to be issued on exercise of Conversion Rights, including any Additional Shares to be issued pursuant to Condition 5(c), will be issued and delivered to the relevant Bondholder on or prior to the relevant Delivery Date (as defined, and as more particularly described, in Condition 5(g)). Such Shares or (as the case may be) Additional Shares will in all respects rank pari passu with the fully paid Shares in issue on the date on which the relevant Shares or (as the case may be) Additional Shares are issued, and on the terms set out in Condition 5(h).

(b)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be an alteration to the Par Value as a result of consolidation or subdivision of the Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such alteration by the following fraction:

A

B

where:

A is the Par Value immediately after such alteration; and

B is the Par Value immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(ii)	If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) other than (1) where (to the extent permissible under applicable laws) any such Shares are issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A

B

where:

A is the aggregate outstanding share capital (“Capital Social/Maatschappelijk Kapitaal”) of the Issuer immediately before such issue; and

B is the aggregate outstanding share capital (“Capital Social/Maatschappelijk Kapitaal”) of the Issuer immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares.

(iii)	If and whenever the Issuer shall pay or make any Capital Distribution (as defined below) to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend of which such Capital Distribution forms part by the following fraction:

A-B

  B

where:

A is the Current Market Price (as defined below) of one Share on the dealing day immediately preceding the date on which the Shares are first traded ex- the relevant Dividend or, in the case of a purchase of shares by or on behalf of the Issuer or any Subsidiary of the Issuer, on which such Shares are purchased or, in the case of a SpinOff, is the mean of the Volume Weighted Average Prices of a Share for the five consecutive dealing days ending on the dealing day immediately preceding the first date on which the Shares are traded ex- the relevant Spin-Off, and

B is the portion of the Fair Market Value (as defined below), with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Shares entitled to receive the relevant Dividend of which the Capital Distribution forms part (or, in the case of a purchase of Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately prior to such purchase), of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date on which such Capital Distribution is made or, in the case of a purchase of Shares, on the date such purchase is made or, in any such case if later, the first date upon which the Fair Market Value of the Capital Distribution is capable of being determined as provided herein.

As used in this Condition 5(b):

“Capital Distribution” means:

(a)	a Spin-Off (in which case the Capital Distribution shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets); or

(b)	in respect of any Dividend (the “Relevant Dividend”) of the Issuer declared in respect of any financial year (the “Relevant Financial Year”), the excess (if any) of the sum of (i) the Fair Market Value of the Relevant Dividend per Share, and (ii) the Fair Market Value per Share of the aggregate of any other Dividend or Dividends on the Shares declared in respect of the Relevant Financial Year (disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that financial year) over the Reference Amount.

“Reference Amount” means the lesser of (i) 150 per cent. of the Fair Market Value of all Dividends per Share for the financial year immediately preceding the Relevant Financial Year (disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that immediately preceding financial year) and (ii) 5 per cent. of the average of the closing price of a Share on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on each dealing day in the period of 365 days ending on the day immediately preceding the date on which the Shares are first traded ex- the Relevant Dividend.

For the purposes of the above, the Fair Market Value of a Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” below and in the definition of “Fair Market Value” below) be determined as at the date of the first public announcement of the relevant Dividend.

In making any such calculation, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect (i) any consolidation or subdivision of any Shares or the issue of Shares by way of capitalisation of profits or reserves, or any like or similar event or (ii) any change in the financial year of the Issuer.

“Dividend” means any dividend or distribution (other than a Spin-Off) whether of cash, assets or other property, paid or made by the Issuer and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)	where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a cash Dividend, then for the purposes of this definition the Dividend in question shall be treated as a Dividend of (i) such cash dividend or (ii) the Fair Market Value (on the date of announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined)), of such Shares or other property or assets if such Fair Market Value is greater than the Fair Market Value of such cash Dividend;

(b)	any issue of Shares falling within Condition 5(b)(ii) shall be disregarded; and

(c)	a purchase or redemption of share capital of the Issuer by the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of purchases of Shares by or on behalf of the Issuer or any of its Subsidiaries, the Volume Weighted Average price per Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases (translated, if not in euro, into euro at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser) exceeds by more than 5 per cent. the average of the closing prices of the Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders of the Issuer or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Shares at some future date at a specified price, on the five dealing days immediately preceding the date on which such Shares are first traded ex- the right to receive payment under such purchase, in which case such purchase shall be deemed to constitute a Dividend in euro to the extent that the aggregate price paid (before expenses) in respect of such Shares purchased by the Issuer (translated where appropriate into euro as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Shares determined as aforesaid and (ii) the number of Shares so purchased.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where

Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on the first such dealing day such Spin-Off Securities, options, warrants or other rights are publicly traded; and (iv) in the case of (i) converted into euro (if declared or paid in a currency other than euro) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in euro; and in any other case, converted into euro (if expressed in a currency other than euro) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)	any transfer of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class, pursuant to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer.

(iv)	If and whenever the Issuer shall issue Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B

A + C

where:

A is the number of Shares in issue immediately before such announcement;

B is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and

C is the number of Shares issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)	If and whenever the Issuer shall issue any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase any Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A - B

  A

where:

A is the Current Market Price (disregarding for this purpose the provisos to the definition thereof) of one Share on the dealing day immediately preceding the first date on which the terms of such issue or grant are publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(vi)	If and whenever the Issuer shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shares (other than the Bonds, which term shall for this purpose exclude any further bonds issued pursuant to Condition 16 and consolidated and forming a single series with the Bonds), in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A + B

A + C

where:

A is the number of Shares in issue immediately before the issue of such Shares or the grant of such options, warrants or rights;

B is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C is the number of Shares to be issued pursuant to such issue of such additional Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any further bonds issued pursuant to Condition 16 and consolidated and forming a single series with the Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A + B

A + C

where:

A is the number of Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Share; and

C is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)	If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share receivable has been reduced and is less than 95 per cent. of the Current Market Price (disregarding for this purpose the provisos to the definition thereof) per Share on the dealing day immediately preceding the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B

A + C

where:

A is the number of Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate bu, giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or sub-paragraph (b)(vii) above.

Provided that if at the time of such modification (as used in this sub-paragraph (b)(viii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(ix)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-sub-paragraphs (b)(ii), (iii), (iv), (vi) or (vii) above or (x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant dealing day) or under sub-paragraph (b)(v) above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A - B

  A

where:

A is the Current Market Price of one Share on the dealing day immediately preceding the date on which the terms of such offer are first publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights on the Relevant Stock Exchange.

(x)	If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to above in this Condition 5(b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (b)(i) to (ix) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (b)(x) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if it would result in a reduction to the Conversion Price.

(xi)	In the event of:

(a)	any consolidation of the Issuer with, or merger of the Issuer into, any other company or the acquisition of the legal or beneficial ownership of all or substantially all of the assets owned by the Issuer, either directly or indirectly, by one or more persons (other than any such consolidation, merger or acquisition which falls within the definition of Relevant Event); or

(b)	any consolidation of the Issuer with, or merger of the Issuer into, any other company or the acquisition of the legal or beneficial ownership of all or substantially all of the assets owned by the Issuer, either directly or indirectly, by one or more persons which falls within the definition of Relevant Event then with respect to the Bonds that remain outstanding following the lapse of each of the 60 day periods referred to in Condition 6(d), the Issuer shall (i) forthwith notify the Luxembourg Stock Exchange, the Bondholders and the Trustee of such event in accordance with Condition 15, and (ii) (so far as legally possible) use all reasonable endeavours to cause the corporation resulting from such consolidation, merger or acquisition or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed in a form and on terms satisfactory to the Trustee to ensure that each Bond shall be convertible into Shares (or other equity securities, including depositary receipts issued for the same) and any other consideration (including cash) issued or delivered to the holders of the number of Shares into which such Bond could have been converted upon exercise of such Conversion Rights immediately prior to one of the aforementioned events (subject to subsequent adjustments as provided in this Condition 5(b)(xi). The Conversion Price shall not be subject to adjustments for such event other than as provided in this Condition 5(b)(xi).

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 5(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Shares pursuant to the exercise of Conversion Rights shall not result in an adjustment to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (iv), (vi), (vii) and (viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash;

(b)	(1) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the aggregate consideration received or receivable or price for any such Securities and (2) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable or price for such Securities or, as the case may be, for such options, warrants or rights which is attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (1) and (2) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (3) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (1) or (2) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)	if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than euro it shall be converted into euro at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities; and

(d)	in determining consideration or price pursuant to the above, no deduction shall made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or Securities or otherwise in connection therewith.

“Current Market Price” means, in respect of a Share at a particular date, the mean of the closing prices published by or derived from the Relevant Stock Exchange for one Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five dealing day period the Shares shall have been quoted ex-Dividend (or ex- any other entitlement) and during some other part of that period the Shares shall have been quoted cum-Dividend (or cum- any other entitlement), then:

(a)	if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the quotations on the dates on which the Shares shall have been quoted cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend (or entitlement) (disregarding any associated tax credit); or

(b)	if the Shares to be issued do rank for the Dividend (or entitlement) in question, the quotations on the dates on which the Shares shall have been quoted ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount (disregarding any associated tax credit), and provided further that if the Shares on each of the said five dealing days have been quoted cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or other entitlement) the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of the first public announcement of such Dividend or entitlement (disregarding any associated tax credit), and provided further that, if such closing prices are not available on one or more of the said five dealing days, then the mean of such closing prices which are available in that five dealing day period shall be used (subject to a minimum of two such closing prices) and if only one, or no, such closing price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange is open for business, other than a day on which the Relevant Stock Exchange is scheduled to, or does, close prior to its regular weekday closing time.

References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(c)	Retroactive Adjustments

If the Conversion Date in relation to any Bond shall be after the Entitlement Date in respect of any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 5(b)(ii), (iii), (iv), (v) or (ix), or any such issue as is mentioned in Condition 5(b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 5(b) (such adjustment, a “Retroactive Adjustment”), the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued to the converting Bondholder (or his nominee in accordance with instructions contained in the Conversion Notice), such additional number of Shares (if any) (the “Additional Shares”) as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond (together with any fraction of a Share not so issued) if the relevant adjustment (more particularly referred to in the said provisions of Condition 5(b)) to the Conversion Price had in fact been made and become effective on and as of the relevant Conversion Date.

(d)	Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the

Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

(e)	Employees’ Share Schemes

No adjustment will be made to the Conversion Price where Shares or other Securities are issued, offered, exercised, allotted, appropriated, modified, delivered or granted to, or for the benefit of, employees, former employees, consultants or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme.

(f)	Rounding Down

On any adjustment, the resultant Conversion Price, if not an integral multiple of EUR 0.01, shall be rounded down to the nearest whole multiple of EUR 0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time. Notice of any adjustments shall be given by or on behalf of the Issuer to the Luxembourg Stock Exchange and to the Bondholders in accordance with Condition 15, and to the Trustee as soon as practicable after the determination thereof.

(g)	Procedure for Conversion

A Conversion Right may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond to the specified office of any Paying and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day (in each case in the place of the specified office of the relevant Paying and Conversion Agent), such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

A Conversion Notice, once delivered, shall be irrevocable. The conversion date in respect of a Bond (the “Conversion Date”) shall be the Brussels business day immediately following the date of such delivery and, if applicable, the making of any payment to be made as provided below.

Each Bond must be delivered upon exercise of Conversion Rights together with all unmatured Coupons relating to it, failing which the relevant holder will be required to pay the full amount of any such missing unmatured Coupon. Each amount so paid will be repaid in the manner specified in Condition 7 against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant missing Coupon at any time after the relevant Conversion Date and before the expiry of five years after the Relevant Date in respect of the relevant Bond (whether or not a Coupon would otherwise have become void pursuant to Condition 11), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

A Bondholder exercising a Conversion Right must pay any capital, stamp, issue and registration taxes and duties arising on conversion (other than any such taxes or duties payable in Belgium and/or Luxembourg in respect of the allotment, issue and delivery of Shares on such conversion (including any Additional Shares), which shall be paid by the

Issuer), and such Bondholder must pay all, if any, taxes (including any capital gain taxes) arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion.

Following delivery of a Conversion Notice, the Issuer shall on or prior to the Delivery Date (as defined below):

(i)	cause the issue and registration for trading on the Relevant Stock Exchange of the Shares to be issued and delivered in satisfaction of the relevant Conversion Right; and

(ii)	procure that all such Shares to be delivered in satisfaction of the relevant Conversion Right be credited to such account of the relevant Bondholder(s) held at any of C.I.K., Euroclear or Clearstream, Luxembourg as is specified in the relevant Conversion Notice.

For the purposes of the previous paragraph, “Delivery Date” means:

(a)	if the Conversion Date or, as the case may be, the Reference Date occurs on or prior to the fifteenth calendar day in any month during the Conversion Period, the last calendar day in such month; or

(b)	if the Conversion Date or, as the case may be, the Reference Date occurs after the fifteenth calendar day in any month during the Conversion Period, the last calendar day in the next following month.

(h)	Ranking

(i)	Shares issued upon exercise of the Conversion Right will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the date of issue of such Shares or, in the case of Additional Shares, on the date of issue of such Additional Shares (except in any such case for any right excluded by mandatory provisions of applicable law). Notwithstanding the foregoing, the relevant Bondholder shall be treated by the Issuer as if it were a Shareholder with effect from the relevant Conversion Date or, as the case may be, the relevant Reference Date, and for such purposes the relevant Bondholder shall be entitled to receive all rights, distributions and payments (or, at the option of the Issuer, the economic equivalent thereof as determined by an Independent Financial Adviser) to which a Shareholder would be entitled and which accrue between the relevant Conversion Date or, as the case may be, the relevant Reference Date, and the date of issue of the relevant Shares or, as the case may be, the relevant Additional Shares, except that the Shares or, as the case may be, the Additional Shares, so issued will not rank for any rights, distributions or payments (or the economic equivalent thereof, as the case may be) the Entitlement Date for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 5(i), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(i)	Interest on Conversion

If any notice requiring the redemption of any Bonds is given pursuant to Condition 6(b) on or after the fifteenth Brussels business day prior to an Entitlement Date falling after the last Interest Payment Date (or in the case of the first Interest Period, the Closing Date) (whether such notice is given before, on or after such Entitlement Date) in respect of any Dividend or distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such Entitlement Date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such Entitlement Date and on or prior to the Interest Payment Date next following such Entitlement Date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest or procure that any such interest is paid by not later than 14 calendar days after the relevant Conversion Date by euro cheque drawn on, or by transfer to, a euro account maintained with, a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(j)	Purchase or Redemption by the Issuer of its own Shares etc

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Shares) without the consent of the Bondholders.

6	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 6(b).

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Luxembourg Stock Exchange, the Trustee and to the Bondholders in accordance with Condition 15, the Issuer may redeem all but not some only of the Bonds then outstanding on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount together with accrued interest up to but excluding the Optional Redemption Date:

(i)	at any time on or after 15 May 2007, if on more than 20 Share dealing days during any period of 30 consecutive Share dealing days ending not earlier than 14 days prior to the giving of the relevant Optional Redemption Notice, the Volume Weighted Average Price per Share for each such Share dealing day exceeds 130 per cent. of the Conversion Price (as adjusted) in effect (or deemed to be in effect) on such Share dealing day; or

(ii)	at any time if, prior to the date on which the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued.

For the purposes of Condition 6(b)(i), if on any dealing day in such 30 dealing day period the closing price on such dealing day shall have been quoted cum-Dividend (or cum-any other entitlement) the closing price of a Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend (or entitlement) (disregarding in any case any associated tax credit).

For the purposes of Condition 6(b)(ii), the principal amount of the Bonds originally issued shall be the aggregate of the principal amount of the Bonds and the principal amount of any further bonds issued pursuant to Condition 16 and consolidated and forming a single series with the Bonds.

(c)	Optional Redemption Notice

Any Optional Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Shares as published by or derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

(d)	Redemption at the Option of the Bondholders

If an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Article 2 of the Belgian Royal Decree of 8 November 1989) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition and (the period for such offer or scheme being closed, the definitive results of such offer or scheme having been announced and such offer or scheme having become unconditional in all respects) the offeror or such person has acquired or will acquire, as a result of the relevant offer or scheme (as the case may be), Shares or other voting rights of the Issuer so that it has or will have (as the case may be) the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer (a “Relevant Event”), then the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Relevant Event Put Date (as defined below) at its principal amount together with accrued interest. To exercise such right, the holder of the relevant Bond must deposit such Bond, together with all Coupons relating to it which mature after the date fixed for redemption at the specified office of any Paying and Conversion Agent together with a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying and Conversion Agent (“Relevant Event Put Exercise Notice”) by not later than 60 calendar days following a Relevant Event or, if later, 60 calendar days following the date upon which the Relevant Event Notice referred to below is given to Bondholders by the Issuer in accordance with Condition 15. The ‘Relevant Event Put Date” shall be the seventh calendar day after the expiry of such period of 60 calendar days as referred to above. Payment in respect of any such Bond shall be made by euro cheque drawn on, or transfer to, a euro account maintained with, a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the Relevant Event Put Exercise Notice. A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Relevant Event Put Exercise Notices delivered as aforesaid on the Relevant Event Put Date. The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred.

The Issuer shall give written notice (“Relevant Event Notice”) to Bondholders in accordance with Condition 15 and the Trustee by not later than 14 calendar days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 6(d). Such Relevant Event Notice shall also specify:

(i)	the Conversion Price immediately prior to the occurrence of the Relevant Event;

(ii)	the closing price of the Shares as published by or derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of such notice; and

(iii)	such other information relating to the Relevant Event as the Trustee may require.

(e)	Purchase

Subject to any applicable stock exchange requirements, the Issuer or any Subsidiary of the Issuer may at any time purchase Bonds (provided that all unmatured Coupons relating to them are purchased therewith or attached thereto) in the open market or otherwise at any price. Any purchase by tender shall be made available to all Bondholders alike. Such Bonds may be held, resold or, at the option of the Issuer, surrendered to any Paying and Conversion Agent for cancellation.

(f)	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled forthwith (together with all unmatured Coupons attached thereto or surrendered therewith) and may not be reissued or resold.

(g)	Multiple notices of redemption

If more than one notice of redemption is given pursuant to this Condition 6, the first of such notices given shall prevail.

7	Payments

(a)	Principal and Interest

Payments of principal and interest and accrued interest payable on a redemption of the Bonds other than on an Interest Payment Date will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Bonds or the appropriate Coupons (as the case may be) at the specified office of any Paying and Conversion Agent by euro cheque drawn on, or by transfer to a euro account maintained by the payee with, a bank in a city in which banks have access to the TARGET System. Payments of interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

Where payment is to be made by cheque, the cheque will be mailed on the business day (in the place of presentation of the relevant Bond or Coupon) preceding the due date for payment or, if later, on the business day (in the place aforesaid) on which the relevant Bond or Coupon, as the case may be, is surrendered as specified in Condition 7(a) (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

In no event will any payment in respect of any Bond or Coupon be made by a cheque delivered to an address in the U.S. or by transfer to an account maintained by a holder of the Bonds in the U.S.

(b)	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of such payments.

(c)	Surrender of unmatured Coupons

Each Bond should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than 10 years after the Relevant Date for the relevant payment of principal.

For the purposes hereof and save as otherwise provided herein, an “unmatured Coupon” means a Coupon maturing after the due date for redemption of the Bond to which it appertains.

(d)	Payments

A Bond or Coupon may only be presented for payment on a day which is a business day in the place of presentation (and, in the case of payment by transfer to a euro account, in a city in which banks have access to the TARGET System).

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day, (ii) as a consequence of the day on which the relevant Bond or Coupon may be presented for payment under this paragraph falling after the due date (iii) if the Bondholder is late in surrendering the relevant Bond or (iv) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(e)	Agents, etc.

The initial Paying and Conversion Agents and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying and Conversion Agent and appoint additional or other Paying and Conversion Agents, provided that it will (i) maintain a Principal Paying and Conversion Agent, (ii) maintain Paying and Conversion Agents having specified offices in at least two major European cities approved by the Trustee (including Luxembourg, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require), and such other agents as may be required by any other stock exchange on which the Bonds may be listed and (iii) if European Council Directive 2003/48 EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 is brought into force, maintain a Paying and Conversion Agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to the EU Savings Tax Directive. Notice of any change in the Paying and Conversion Agents or their specified offices will promptly be given by or on behalf of the Issuer to the Bondholders in accordance with Condition 15 and to the Trustee.

(f)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

8	Taxation

All payments by or on behalf of the Issuer in respect of the Bonds shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction or any political subdivision thereof or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In that event the relevant payment will be made subject to such withholding or deduction. The Issuer will not be required to pay any additional or further amounts in respect of such withholding or deduction.

9	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least onequarter in principal amount of the Bonds then outstanding or if so directed by a Resolution of the Bondholders shall (subject in each case to being indemnified to its satisfaction) (but, in the case of the happening of any event referred to in sub-paragraph (b), and any of the events mentioned in sub-paragraphs (d) and (e) in respect only of a Material Subsidiary, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred:

(a)	Non-payment

The Issuer fails to pay the principal of or any interest or other amount in respect of any of the Bonds as and when the same shall become due and payable and such failure continues for a period of 15 days or

(b)	Breach of Other Obligations

The Issuer does not perform or comply with any one or more of its other obligations under the Bonds or the Trust Deed (other than any obligation for the payment of any interest or any other amount in respect of the Bonds) and (except where the Trustee shall have certified in writing to the Issuer that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such default or breach is not remedied within 30 days (or such longer period as the Trustee may permit) after written notice of such default or breach shall have been given to the Issuer by the Trustee requiring the same to be remedied or

(c)	Cross-Default

Default by the Issuer or any Material Subsidiary in the due payment of any other indebtedness having a minimum aggregate amount of EUR 30,000,000 (or its equivalent in any other freely convertible currency or currencies) of the Issuer or any Material Subsidiary or assumed by or guaranteed by the Issuer or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith or

(d)	Insolvency

If a court shall enter a decree or order for relief in respect of the Issuer or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or (in the opinion of the Trustee) for any substantial part of any of their property, or ordering the winding up or liquidation of their affairs or

(e)	Winding-up

If the Issuer or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or (in the opinion of the Trustee) for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

10	Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of a Resolution of Bondholders or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	issue and deliver the required number of Shares on exercise of Conversion Rights in accordance with these Conditions, which Shares shall be free from pre-emptive or other similar rights;

(ii)	in the event that an adjustment to the Conversion Price pursuant to Condition 5(b) requires that the Issuer issue any additional Shares and/or increase its share capital, procure that all corporate approvals therefor are obtained and maintained to enable it to satisfy the Conversion Rights in full;

(iii)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(A)	by the issue of fully paid Shares or other Securities to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Shares or other Securities on a capitalisation of profits or reserves; or

(B)	by the issue of Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend; or

(C)	by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other holders of ordinary shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Shares) on a capitalisation of profits or reserves, unless, in any such case, the same gives rise (or would, but for the provisions of Condition 5(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(iv)	not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital or any other Securities carrying any rights which are more favourable than such rights but so that nothing in this Condition 10(iii) shall prevent:

(A)	the issue of any equity share capital to employees, former employees, consultants or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case, pursuant to any employees’ share or option scheme; or

(B)	any consolidation or subdivision of the Shares; or

(C)	any modification of such rights which is not, in the opinion of an Independent Financial Adviser materially prejudicial to the interests of the Bondholders; or

(D)	any alteration to the Articles of Association of the issuer made in connection with the matters described in this Condition 10 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

(E)	any issue of equity share capital or any other Securities where such issue results or would, but for the provisions of any other Condition, otherwise result in an adjustment of the Conversion Price; or

(F)	any issue of equity share capital or modification of rights attaching to the Shares where prior thereto the issuer shall have instructed an independent Financial Adviser, to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(v)	procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at the close of business on the last dealing day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 5(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(vi)	not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds, Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(vii)	not reduce its issued share capital, share premium account or any non-distributable reserves except (A) pursuant to the terms of issue of the relevant share capital or (B) by means of a purchase or redemption of share capital of the Issuer, to the extent permitted by applicable law or (C) where the reduction does not involve any distribution of assets or (D) where the reduction results in (or would, but for the provisions of Condition 5(f) relating to the carry forward of adjustments, result in) an adjustment to the Conversion Price or (E) solely in relation to a change in the currency of the Shares or (F) pursuant to or in connection with a Spin-Off or (G) by way of, or involving, a transfer to reserves under applicable law;

(viii)	if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Article 2 of the Belgian Royal Decree of 8 November 1989 or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Issuer, or if a scheme is proposed with regard to such acquisition, give notice of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent by the Issuer to its Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents;

(ix)	use reasonable endeavours to ensure that the Shares issued upon conversion of the Bonds will be admitted to listing and trading on the Relevant Stock Exchange;

(x)	procure that the Issuer shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than Belgium) unless the Issuer would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds; and

(xi)	(A) use all reasonable endeavours to procure that the terms of Condition 6(d) are approved by a resolution of the Shareholders of the Issuer in a general meeting, and in connection therewith to propose a resolution to such effect at the annual general meeting of shareholders of the Issuer scheduled to be held in May 2005, and (B) immediately following approval of such a resolution to file a copy thereof with the Clerk of the Commercial Court of Brussels (greffe du tribunal de commercelgriffie van de rechtbank van koophandel).

As used in these Conditions, “equity share capital” has the meaning given to it in Article 476 of the Belgian Company Code.

11	Prescription

Claims against the Issuer for payment in respect of the Bonds and Coupons shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Bonds shall be forfeited and revert to the Issuer.

Claims in respect of any other amounts payable in respect of the Bonds shall become void unless made within 10 years following the due date for payment thereof.

12	Meetings of Bondholders, Modification and Waiver

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by a Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the statutory auditor of the Issuer or the Trustee and shall be convened by the Issuer or the statutory auditor of the Issuer or the Trustee if required in writing by Bondholders holding at least 20 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting of Bondholders is one or more persons holding or representing at least 50 per cent. in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever be the principal amount of the Bonds so held or represented. All Resolutions require the approval of Bondholders holding or representing at least 75 per cent. in principal amount of the Bonds the holders of which are taking part in the vote, including inter alia, Resolutions of Bondholders (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount of the Bonds or interest payable in respect of the Bonds, (iii) to increase the Conversion Price other than in accordance with these Conditions, (iv) to change the currency of any payment in respect of the Bonds, or (v) to modify or vary the Conversion Rights in respect of the Bonds. If a Resolution is approved by Bondholders holding or representing less than one-third of the principal amount of the Bonds for the time being outstanding (whether their holders are present or represented at the meeting or not), such Resolution is not enforceable unless approved by the Belgian Court of Appeal in the district where the Issuer’s registered office is located. The Trustee may, without the consent of the Bondholders, prescribe such other or further regulations regarding the holding of meetings of Bondholders and attendance and voting thereat as are necessary to comply with Belgian law. Any Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such Resolution was passed and whether or not they vote in favour) regardless of whether the requirements of the Trust Deed are met.

No Resolution of the Bondholders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless passed at a meeting complying in all respects with Belgian law or ratified at such a meeting. The matters listed in Article 568 of the Belgian Company Code include, inter alia, modifying or suspending the date of maturity of Bonds, postponing any day for payment of interest payable in respect of the Bonds, reducing the rate of such interest or deciding urgent interim actions in the common interest of Bondholders.

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Coupons or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Coupons or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Coupons or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders or the Couponholders, except that the Trustee may not exercise this discretion in respect of any matter which is listed in Article 568 of the Belgian Company Code. The Trustee may, without the consent of the Bondholders or the Couponholders, determine that an Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders or the Couponholders will not be materially prejudiced thereby.

Any such modification, authorisation or waiver shall be binding on the Bondholders and Couponholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 15.

(c)	Substitution

The Trustee may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer, subject to (i) the Bonds and the Coupons being unconditionally and irrevocably guaranteed by the Issuer, (ii) the Bonds continuing to be convertible into Shares as provided in these Conditions, with such amendments as the Trustee shall consider appropriate, (iii) the Trustee being satisfied that the interests of the Bondholders and Couponholders will not be materially prejudiced by the substitution, and (iv) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders or the Couponholders, to a change of the law governing the Bonds, the Coupons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders or the Couponholders. Any such substitution shall be binding on the Bondholders or the Couponholders and shall be notified promptly to the Bondholders in accordance with Condition 15.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders and Couponholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders or Couponholders.

13	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by a Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

14	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit resulting therefrom. The Trustee may rely without liability to Bondholders or Couponholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be binding on the Issuer, the Trustee, the Bondholders and the Couponholders in the absence of manifest error.

15	Notices

All notices regarding the Bonds will be valid if published in one leading daily newspaper in the United Kingdom (which is expected to be the Financial Times) or, if this is not possible, in one other leading English language daily newspaper with general circulation in Europe, and, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication or, if required to be published in more than one newspaper, on the date of the first such publication in all the required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Bondholders in accordance with this Condition.

16	Further Issues

The Issuer may from time to time without the consent of the Bondholders or Couponholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) (or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds)) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

17	Replacement of Bonds and Coupons

If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying and Conversion Agent in Luxembourg subject to all applicable laws and stock exchange or other relevant authority requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may require (provided that the requirement is reasonable in the light of prevailing market practice). Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

18	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

19	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed, the Agency Agreement, the Bonds and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Agency Agreement, the Bonds and the Coupons and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed, the Agency Agreement, the Bonds or the Coupons (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Trustee and each of the Bondholders and Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

The Issuer has irrevocably appointed Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

PRINCIPAL PAYING AND CONVERSION AGENT
ING Belgium SA/NV
Avenue Marnixlaan 24
B-1000 Brussels
Belgium

PAYING AND CONVERSION AGENTS
ING Luxembourg S.A.
Route d’Esch 52
2965 Luxembourg

Form of Coupon

On the front:

Delhaize Group S.A.

EUR 300,000,000 2.75 per cent. Bonds due 2009.

Coupon for EUR 6,875.00 due on 30 April 200[5/6/7/8/9].

This Coupon is payable to bearer (subject to the Conditions endorsed on the Bond to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Bond) at the specified offices of the Paying and Conversion Agents set out on the reverse hereof (or any further or other Paying and Conversion Agents or specified offices duly appointed or nominated and notified to the Bondholders).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

DELHAIZE GROUP S.A.

By:

Director	Director

Cp No.	Denomination	ISIN	Series	Certif. No.
	025000	BE0119522184

On the back:

PRINCIPAL PAYING AGENT
ING Belgium SA/NV
Avenue Marnixlaan 24
B-1000 Brussels
Belgium

PAYING AGENTS
ING Luxembourg S.A.
Route d’Esch 52
2965 Luxembourg

Schedule 2
Part I - Form of Original Temporary Global Bond

Delhaize Group S.A.
(Incorporated with limited liability in Belgium)
EUR 300,000,000
2.75 per cent Bonds due 2009

Temporary Global Bond

This is to certify that the bearer is entitled to the sum of

THREE HUNDRED MILLION EUROS (EUR 300,000,000)

on 30 April 2009 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the “Conditions”) of the Series of Bonds each in the denomination of EUR 250,000 designated above (the “Bonds”) set out in Schedule 1 to the trust deed dated 30 April 2004, (the “Trust Deed”) between Delhaize Group S.A. (the “Issuer”) and The Bank of New York as trustee (the “Trustee”) upon presentation and surrender of this Temporary Global Bond and to interest at the rate of 2.75 per cent. per annum on such principal sum payable in arrear on 30 April in each year at the office of the Principal Paying and Conversion Agent in accordance with the Conditions.

The Bonds will be redeemed at their principal amount on 30 April 2009, unless redeemed prior to that date (i) at the option of the Issuer (such redemption being possible in accordance with Condition 6(b)(i) only after 15 May 2007, or, at any time, if 85% or more of the Bonds have been converted) or (ii) at the option of the Bondholders (such redemption being possible only if an offer to acquire all or a majority of the shares of the Issuer is made and, as a result of such offer, the offeror has acquired or will acquire such shares or will hold more than 50% of the votes attached to the shares of the Issuer), in accordance with the Conditions, all as more particularly described in the Conditions.

The Issuer was transformed by a notarial deed received on 22 February 1962, published in the Annexes to the Moniteur belge of 3 March 1962.

The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €150,000,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009). No guarantee was attached to such bonds.

La présente obligation certifie que le porteur a droit au montant de

TROIS CENT MILLION EUROS (EUR 300.000.000)

le 30 avril 2009 (ou à une date antérieure à laquelle ce montant principal peut être remboursé conformément au Trust Deed (défini infra) et aux termes et conditions (les « Conditions ») de la série d’obligations, chacune d’une dénomination de EUR 250,000, désignée tel que dans le titre (les « Obligations ») exposée dans Schedule 1 du trust deed du 30 avril 2004 (le (« Trust Deed ») entre Delhaize Group S.A. (I’« Émetteur ») et la Bank of New York (comme trustee) sur présentation et remise de cette Obligation Globale Temporaire et à I’intérêt au taux de 2,75% par an accru portant sur le montant principal à payer le 30 avril de chaque année au bureau du Principal Paying and Conversion Agent, conformément aux Conditions.

Les Obligations seront remboursées au montant principal le 30 avril 2009, sauf en cas de remboursement antérieur à cette date (i) au choix de l’Émetteur (un tel remboursement étant possible conformément à Condition 6(b)(i) uniquement après le 15 mai 2007,ou á tout moment, si

85% ou plus des Obligations ont été converties) ou (ii) au choix des obligataires (un tel remboursement étant possible uniquement si une offre a été faite pour I’acquisition de toutes ou de la majorité des actions de I’Émetteur et, en conséquence de cette offre, I’offrant a acquis ou acquérra plus de 50% des votes attachés aux actions de I’Émetteur), conformément aux Conditions.

L’Émetteur a été converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962.

L’Émetteur a une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par I’Émetteur s’élèvent à EUR 150.000.000 (montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de EUR 150.000.000 et échéant en 2009). Aucune garantie n’est attachée à ces obligations.

Bij deze wordt verklaard dat de houder gerechtigd is op de som ten belope van

DRIEHONDERD MILJOEN EURO (300.000.000 EUR)

op 30 april 2009 (of op een vroegere datum waarop de hoofdsom terugbetaalbaar kan worden overeenkomstig de Trust Deed (zoals hieronder gedefinieerd) en de algemene voorwaarden (de “Voorwaarden”) van de serie Obligaties, elk in een coupure van EUR 250.000 aangeduid hierboven (de “Obligaties”) en uiteengezet in Schedule 1 van de trust deed van 30 april 2004 (de “Trust Deed”) tussen Delhaize Group N. V. (de “Emittent”) en de Bank of New York als trustee) bij voorlegging en afgifte van deze Voorlopige Globale Obligatie, en op opgelopen interest op de hoofdsom vanaf 30 april 2004 tegen een rentevoet van 2,75% per jaar betaalbaar op 30 april van elk jaar op het kantoor van de Principal Paying and Conversion Agent, overeenkomstig de Voorwaarden.

De Obligaties zullen afgelost worden door betaling van hun hoofdsom op 30 april 2009, tenzij ze voor deze datum afgelost worden (i) naar keuze van de Emittent (dergelijke aflossing is overeenkomstig Voorwaarde 6(b)(i) slechts mogelijk na 15 mei 2007 of op eender welk ogenblik indien ten minste 85% van de Obligaties zijn geconverteerd) of (ii) naar keuze van de Obligatiehouders (dergelijke aflossing is slechts mogelijk indien een bod is gedaan om alle of een meerderheid van de aandelen van de Emittent to verwerven en indien, als gevolg van dit bod, de bieder deze aandelen heeft verworven of zal verwerven of meer dan 50% van de stemmen verbonden aan de aandelen van de Emittent zal bezitten), overeenkomstig de Voorwaarden.

De Emittent werd omgezet in een naamloze vennootschap onder Belgisch recht bij notariële akte van 22 februari 1962, bekendgemaakt in de Bijlagen tot het Belgisch Staatsblad van 3 maart 1962.

De Emittent bestaat voor onbepaalde duur.

Het bedrag dat verschuldigd blijft op obligaties die voordien door de Emittent worden uitgegeven, bedraagt 150.000.000 EUR (uitstaande bedrag van obligaties uitgegeven op 17 mei 1999 voor een bedrag van 150.000.000 EUR en verschuldigd in 2009). Aan deze obligaties is geen waarborg verbonden.

On or after 10 June 2004 (the “Exchange Date”) this Temporary Global Bond may be exchanged in whole or part (free of charge to the holder) by its presentation and, on exchange in full, to or to the order of the Principal Paying and Conversion Agent for interests in a permanent Global Bond (the “Global Bond”) in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Bond submitted for exchange with respect to which there shall be presented to the Principal Paying and Conversion Agent a certificate dated not earlier than the Exchange Date from Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”)

or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) substantially to the following effect:

“CERTIFICATE
Delhaize Group S.A.
EUR 300,000,000
2.75 per cent. Bonds due 2009
Common Code 019059774 ISIN BE0119522184 (the “Bonds”)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our “Member Organisations”) substantially to the effect set out in the temporary global Bond in respect of the Bonds, as of the date hereof, [•] principal amount of the Bonds (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in (3) above (whether or not also described in (1) or (2) above) have certified that they have not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of such global Bond excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights of collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[EUROCLEAR BANK S.A./N.V. as operator of the Euroclear System] OR [CLEARSTREAM BANKING SOCIÉTÉ ANONYME]

By:                                                                                                                        Dated:

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Bond may require the exchange of an appropriate part of this Temporary Global Bond for an equivalent interest in the Global Bond by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date substantially in the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

“CERTIFICATE
Delhaize Group S.A.
EUR 300,000,000
2.75 per cent. Bonds due 2009
Common Code 019059774 ISIN BE0119522184 (the “Bonds”)

To: Euroclear Bank S.A/N.V. as operator of the Euroclear System or Clearstream Banking, société anonyme.

This is to certify that as of the date hereof, and except as set out below, the Bonds held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in (3) above (whether or not also described in (1) or (2) above) this is to further certify that such financial institution has not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Bonds held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to [•] principal amount of such interest in the Bonds in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Bonds (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated:

By:

[Name of person giving certificate]
As, or as agent for the beneficial owner(s) of the above Bonds to which this certificate relates.”

Upon any exchange of a part of this Temporary Global Bond for an equivalent interest in the Global Bond, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying and Conversion Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The Global Bond will be exchangeable in accordance with its terms for definitive Bonds (the “Definitive Bonds”) in bearer form with Coupons attached.

This Temporary Global Bond is subject to the Conditions and the Trust Deed and until the whole of this Temporary Global Bond shall have been exchanged for equivalent interests in the Global Bond its holder shall in all respects be entitled to the same benefits as if he were the holder of the Global Bond for interests in which it may be exchanged (or the relevant part of it, as the case may be) except that (unless exchange of this Temporary Global Bond for the relevant interest in the Global Bond is improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Bond. In addition, Conversion Rights (as defined in the Conditions) may not be exercised in respect of any Bond while such Bond is represented by this Temporary Global Bond.

No holder of an interest in the Temporary Global Bond shall be entitled, during the period between the Closing Date and the 41st day after the Closing Date, to request the transfer of its interest in the Temporary Global Bond to a security account held with a financial institution, including the X/N Clearing System, that is not a participant in Euroclear and/or Clearstream, Luxembourg.

This Temporary Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Conversion Agent.

This Temporary Global Bond is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 30 April 2004

DELHAIZE GROUP S.A.

By:

Director                                           Director

This Global Bond is authenticated by or on behalf of the Principal Paying and Conversion Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule of Exchanges for interests in the Global Bond

The following exchanges of an interest in this Temporary Global Bond for an interest in the Global Bond have been made:

		Principal Amount of	Notation made by or
	Amount of decrease	this Temporary	on behalf of the
	in principal amount	Global Bond	Principal Paying
	of this Temporary	following such	and Conversion
Date of Exchange	Global Bond	decrease	Agent

Schedule 2
Part II - Form of Original Global Bond

ISIN: BE0199522184

Delhaize Group S.A.
(Incorporated with limited liability in Belgium)
EUR 300,000,000
2.75 per cent. Bonds due 2009

Global Bond

This is to certify that the bearer is entitled to a principal sum not exceeding

THREE HUNDRED MILLION EUROS (EUR 300,000,000)

on 30 April 2009 (or such earlier date as such principal sum may become payable in accordance with the terms and conditions (the “Conditions”) of the Series of Bonds each in the denomination of EUR 250,000 designated above (the “Bonds”) set out in Schedule 1 to the Trust Deed dated 30 April 2004 (the “Trust Deed”) between Delhaize Group S.A. (the “Issuer”) and The Bank of New York as trustee (the “Trustee”) upon presentation and surrender of this Global Bond and to interest at the rate of 2.75 per cent. per annum on such principal sum payable in arrear on 30 April in each year of the office of the Principal Paying and Conversion Agent in accordance with the Conditions.

The aggregate principal amount from time to time of this Global Bond shall be that amount not exceeding EUR 300,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying and Conversion Agent upon exchange of the whole or a part of the Temporary Global Bond initially representing the Bonds for a corresponding interest herein or upon the redemption or purchase and cancellation of Bonds represented hereby or exchanged for Definitive Bonds as described below.

The Bonds will be redeemed at their principal amount on 30 April 2009, unless redeemed prior to that date (i) at the option of the Issuer (such redemption being possible in accordance with Condition 6(b)(i) only after 15 May 2007, or, at any time, if 85% or more of the Bonds have been converted) or (ii) at the option of the Bondholders (such redemption being possible only if an offer to acquire all or a majority of the shares of the Issuer is made and, as a result of such offer, the offeror has acquired or will acquire such shares or will hold more than 50% of the votes attached to the shares of the Issuer), in accordance with the Conditions, all as more particularly described in the Conditions.

The Issuer was transformed by a notarial deed received on 22 February 1962 published in the Annexes to the Moniteur belge of 3 March 1962.

The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €150,000,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009). No guarantee was attached to such bonds.

La présente obligation certifie que le porteur a droit à un montant principal n’excédant pas

TROIS CENT MILLION EUROS (EUR 300,000,000)

le 30 avril 2009 (ou à une date antérieure à laquelle ce montant principal peut être remboursé conformément aux termes et conditions (les « Conditions ») de la série d’obligations, chacune d’une dénomination de EUR 250.000, désignée ci-dessus (les « Obligations ») exposée dans Schedule 1 du Trust Deed du 30 avril 2004 (le « Trust Deed ») entre Delhaize Group S.A.

(I’« Émetteur ») et la Bank of New York (comme trustee) sur présentation et remise de cette Obligation Globale et à I’intérêt au taux de 2,75% par an accru portant sur le montant principal à payer le 30 avril de chaque année au bureau du Principal Paying and Conversion Agent, conformément aux Conditions.

Le montant principal total au terme de cette Obligation Globale sera un montant n’excédant pas EUR 300.000.000 tel qu’il apparaîtra de la dernière insertion dans la quatrième colonne de Schedule A de la présente, complétée par ou pour le compte du Principal Paying and Conversion Agent sur échange de tout ou partie de l’Obligation Globale Temporaire représentant initialement les Obligations pour un intérêt correspondant à cette Obligation ou sur remboursement ou achat et annulation des Obligations représentées par la présente ou échangées pour des Obligations Définitives telles que décrites ci-dessous.

Les Obligations seront remboursées au montant principal le 30 avril 2009, sauf en cas de remboursement antérieur à cette date (i) au choix de I’Émetteur (un tel remboursement étant possible conformément à Condition 6(b)(i) uniquement après le 15 mai 2007,ou à tout moment, si 85% ou plus des Obligations ont été converties) ou (ii) au choix des obligataires (un tel remboursement étant possible uniquement si une offre a été faite pour 1’acquisition de toutes ou de la majorité des actions de I’Émetteur et, en conséquence de cette offre, I’offrant a acquis ou acquérra plus de 50% des votes attachés aux actions de I’Émetteur), conformément aux Conditions.

L’Émetteur a été converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962.

L’Émetteur a une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par I’Émetteur s’élèvent à EUR 150.000.000 (montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de EUR 150.000.000 et échéant en 2009). Aucune garantie n’est attachée à ces obligations.

Bij deze wordt verklaard dat de houder gerechtigd is op een hoofdsom die niet hoger ligt dan

DRIEHONDERD MILJOEN EURO (300.000.000 EUR)

op 30 april 2009 (of op een vroegere datum waarop de hoofdsom terugbetaalbaar kan worden overeenkomstig de Trust Deed (zoals hieronder gedefinieerd) en de algemene voorwaarden (de “Voorwaarden”) van de serie Obligaties, elk in een coupure van EUR 250.000 aangeduid hierboven (de “Obligaties”) en uiteengezet in Schedule 1 van de Trust Deed van 30 april 2004 (de “Trust Deed”) tussen Delhaize Group N. V. (de “Emittent”) en de Bank of New York als trustee (de "Trustee”)) bij voorlegging en afgifte van deze Globale Obligatie, en op opgelopen interest op de hoofdsom vanaf 30 april 2004 tegen een rentevoet van 2,75% per jaar betaalbaar op 30 april van elk jaar op het kantoor van de Principal Paying and Conversion Agent, overeenkomstig de Voorwaarden.

De totale hoofdsom van deze Globale Obligatie doorheen haar duurtijd zal het bedrag zijn dat niet hoger ligt dan 300.000.000 EUR zoals zal blijken uit de laatste invoeging in de vierde kolom van Schedule A van dit document, dat zal ingevuld worden door of ten behoeve van de Principal Paying and Conversion Agent bij de omwisseling van het geheel of een deel van de Voorlopige Globale Obligatie die de Obligaties oorspronkelijk vertegenwoordigde met een overeenstemmend belang in deze Obligatie, of bij de aflossing of koop en annulering van de Obligaties die bij deze vertegenwoordigd worden of omgewisseld werden voor Definitieve Obligaties zoals hieronder beschreven.

De Obligaties zullen afgelost worden door betaling van hun hoofdsom op 30 april 2009, tenzij ze voor deze datum afgelost worden (i) naar keuze van de Emittent (dergelijke aflossing is overeenkomstig Voorwaarde 6(b)(i) slechts mogelijk na 15 mei 2007 of op eender welk ogenblik indien ten minste 85% van de Obligaties zijn geconverteerd) of (ii) naar keuze van de Obligatiehouders (dergelijke aflossing is slechts mogelijk indien een bod is gedaan om alle of een meerderheid van de aandelen van de Emittent to verwerven en indien, als gevolg van dit bod, de bieder deze aandelen heeft verworven of zal verwerven of meer dan 50% van de stemmen verbonden aan de aandelen van de Emittent zal bezitten), overeenkomstig de Voorwaarden.

De Emittent werd omgezet in een naamloze vennootschap onder Belgisch recht bij notariële akte van 22 februari 1962, bekendgemaakt in de Bijlagen tot het Belgisch Staatsblad van 3 maart 1962.

De Emittent bestaat voor onbepaalde duur.

Het bedrag dat verschuldigd blijft op obligaties die voordien door de Emittent werden uitgegeven, bedraagt 150.000.000 EUR (uitstaande bedrag van obligaties uitgegeven op 17 mei 1999 voor een bedrag van 150.000.000 EUR en verschuldigd in 2009). Aan deze obligaties is geen waarborg verbonden.

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Bonds described below (1) if this Global Bond is held on behalf of Euroclear, Clearstream, Luxembourg, the X/N System or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying and Conversion Agent and the Trustee, or (2) if the Issuer would suffer a material disadvantage in respect of the Bonds as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction in which the Issuer is for the time being incorporated which would not be suffered were the Bonds in definitive form and a certificate to such effect signed by two directors of the Issuer is delivered to the Trustee, by the Issuer giving notice to the Principal Paying and Conversion Agent, the Trustee and the Bondholders, of its intention to exchange this Global Bond for Definitive Bonds on or after the Exchange Date specified in the notice.

On or after the Exchange Date the holder of this Global Bond may surrender this Global Bond to or to the order of the Principal Paying and Conversion Agent. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated definitive Bonds (“Definitive Bonds”) having attached to them all Coupons in respect of interest which has not already been paid on this Global Bond, security printed in accordance with Belgian company law and any applicable legal and stock exchange requirements and in, or substantially in, the form set out in Schedule 1 to the Trust Deed.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying and Conversion Agent is located and (except in the case of exchange pursuant to (1) above) in the cities in which Euroclear, Clearstream, Luxembourg, the X/N System or, if relevant, the Alternative Clearing System are located.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Bonds for which it may be exchanged and as if such Definitive Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Payments

Subject to the provisions of the Clearing Services Agreement, principal and interest in respect of this Global Bond shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it outside the United States to or to the order of the Principal Paying and Conversion Agent in respect of the Bonds (or to or to the order of such other Paying and Conversion Agent as shall have been notified to the Bondholders for this purpose) which shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall, however, be entitled to receive any payment on this Global Bond falling due after the Exchange Date, unless exchange of this Global Bond for Definitive Bonds is improperly withheld or refused by or on behalf of the Issuer. Condition 7(e)(iii) will apply to the Definitive Bonds only.

Notices

So long as this Global Bond is held by or on behalf of the National Bank of Belgium and interests herein are held, directly or indirectly, through Euroclear Bank S.A/N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or such other clearing system as shall have been approved by the Trustee (each an “Alternative Clearing System”), notices required to be given to Bondholders may be given by their being delivered to Euroclear, Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, in each case for communication by it to entitled accountholders rather than by publication as required by the Conditions, except that so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Prescription

Claims in respect of principal and interest in respect of this Global Bond will become time-barred unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 3).

Meetings

The holder hereof shall be treated at a meeting of Bondholders as having one vote in respect of each Bond for which this Global Bond may be exchanged.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Principal Paying and Conversion Agent for notation in Schedule A. Bonds may only be purchased by the Issuer or any of its Subsidiaries if (where they should be cancelled in accordance with the Conditions) they are purchased together with the right to receive interest therein.

Trustee’s Powers

In considering the interests of Bondholders in circumstances where this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg, the X/N System and an Alternative Clearing System, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Bond and (b) consider such interests on the basis that such accountholders were the holder of this Global Bond.

Exercise of Bondholders’ Option

The option of the Bondholders provided for in Condition 6(d) may be exercised by the holder of this Global Bond giving notice to the Principal Paying and Conversion Agent, within the time limits relating to the deposit of Bonds and the Relevant Event Put Exercise Notice with a Paying and Conversion Agent set out in that Condition, substantially in the form of the redemption notice available from any Paying and Conversion Agent and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting this Global Bond outside the United States to the Principal Paying and Conversion Agent for notation accordingly in Schedule C hereto. Any such notices will be irrevocable and may not be withdrawn.

Conversion

The Conversion Rights (as defined in the Conditions) in respect of the Bonds will be exercisable outside of the United States by presentation of the Global Bond to or to the order of the Principal Paying and Conversion Agent for notation of exercise of the relevant Conversion Rights together with one or more duly completed Conversion Notices (as defined in the Conditions).

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying and Conversion Agent.

This Global Bond is governed by and shall be construed in accordance with English law. In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 30 April 2004

DELHAIZE GROUP S.A.

By:

Director                               Director

This Global Bond is authenticated by or on behalf of the Principal Paying and Conversion Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule A
Principal Amount of this Global Bond

The aggregate principal amount of this Global Bond is as shown by the latest entry made by or on behalf of the Principal Paying and Conversion Agent in the fourth column below. Increases in the principal amount of this Global Bond following exchanges of a part of the Temporary Global Bond for interests in this Global Bond, and reductions in the principal amount of this Global Bond following redemption or the purchase and cancellation of Bonds or the exercise of Conversion Rights, are entered in the second and third columns below.

Notation made by or
on behalf of the
			Initial principal	Principal Paying
			amount and	and Conversion
	Reason for change		principal amount of	Agent (other than
	in the principal		this Global Bond	in respect of the
	amount of this	Amount of such	following such	initial principal
Date	Global Bond*	change	change	amount)

30 April 2004	Not applicable	Not applicable	EUR zero	Not applicable

     * State whether increase/reduction following (1) exchange of part of Temporary Global Bond, (2) redemption of Bonds, (3) purchase and cancellation of Bonds or (4) exercise of Conversion Rights.

Schedule B
Interest Payments in respect of this Global Bond

The following payments of interest in respect of this Global Bond and the Bonds represented by this Global Bond have been made:

Notation made by or
on behalf of the
Principal Paying
	Amount of interest	Amount of interest	and Conversion
Date made	due and payable	paid	Agent

Schedule C
Exercise of Bondholders’ Option

The following exercises of the option of the Bondholders provided for in Condition 6(d) have been made in respect of the stated principal amount of this Global Bond:

Notation made by or
	Principal amount of	Date on which	on behalf of the
	this Global Bond in	redemption of such	Principal Paying
	respect of which	principal amount is	and Conversion
Date of Exercise	exercise is made	due	Agent

Schedule 3
Provisions for meetings of Bondholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Bondholders and include, unless the context otherwise requires, any adjournment

1.2	“agent” means a holder of a voting certificate or a proxy for a Bondholder

1.3	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.4	“Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent of the votes cast

1.5	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.6	references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Bonds for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Resolution:

2.1	to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders and/or the Couponholders against the Issuer, whether or not those rights arise under this Trust Deed

2.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, Bonds or other obligations or securities of the Issuer or any other entity

2.3	to assent to any modification of this Trust Deed, the Bonds or the Coupons proposed by the Issuer or the Trustee

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to a Resolution

2.5	to give any authority, direction or sanction required to be given by Resolution

2.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Resolution

2.7	to approve a proposed new Trustee and to remove a Trustee

2.8	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Bonds or the Coupons

2.10	to modify the maturity of the Bonds or the dates on which interest is payable on them

2.11	to reduce or cancel the principal amount of, or interest on, the Bonds

2.12	to increase the Conversion Price of the Bonds other than in accordance with the Conditions

2.13	to change the currency of payment of the Bonds

2.14	to modify or vary the Conversion Rights under the Bonds

2.15	to modify the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass a Resolution and

2.16	to amend this paragraph 2.

Convening a meeting

3	The Issuer, the statutory auditor of the Issuer or the Trustee may at any time convene a meeting. If any of such persons receives a written request by Bondholders holding at least 20 per cent in principal amount of the Bonds for the time being outstanding and (in the case of the Trustee) is indemnified to its satisfaction against all costs and expenses, such person shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Bondholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5	If a holder of a Bond wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying and Conversion Agent or to the order of a Paying and Conversion Agent with a bank or other depositary nominated by the Paying and Conversion Agent for the purpose. The Paying and Conversion Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:

6.1	be a document in the English language

6.2	be dated

6.3	specify the meeting concerned and the serial numbers of the Bonds deposited and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Bonds.

7	Once a Paying and Conversion Agent has issued a voting certificate for a meeting in respect of a Bond, it shall not release the Bond until either:

7.1	the meeting has been concluded or

7.2	the voting certificate has been surrendered to the Paying and Conversion Agent.

8	If a holder of a Bond wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Bond for that purpose with a Paying and Conversion Agent or to the order of a Paying and Conversion Agent with a bank or other depositary nominated by the Paying and Conversion Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying and Conversion Agent how those votes are to be cast. The Paying and Conversion Agent shall issue a block voting instruction in respect of the votes attributable to all Bonds so deposited.

9	A block voting instruction shall:

9.1	be a document in the English language

9.2	be dated

9.3	specify the meeting concerned

9.4	list the total number and serial numbers of the Bonds deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5	certify that such list is in accordance with Bonds deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Bonds and in accordance with that list.

A proxy need not be a Bondholder.

10	Once a Paying and Conversion Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Bonds:

10.1	it shall not release the Bonds, except as provided in paragraph 11, until the meeting has been concluded and

10.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11	If the receipt for a Bond deposited with a Paying and Conversion Agent in accordance with paragraph 8 is surrendered to the Paying and Conversion Agent at least 48 hours before the time fixed for the meeting, the Paying and Conversion Agent shall release the Bond and exclude the votes attributable to it from the block voting instruction.

12	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

13	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Bondholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying and Conversion Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14	No Bond may be deposited with or to the order of a Paying and Conversion Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

16	The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17	The following may attend and speak at a meeting:

17.1	Bondholders and agents

17.2	the chairman

17.3	the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No-one else may attend or speak.

Quorum and Adjournment

18	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19	One or more Bondholders or agents present in person shall be a quorum:

19.1	in the case of any meeting (except as provided in paragraph 19.2 below), if such person(s) represent or hold at least 50 per cent. in principal amount of the Bonds for the time being outstanding and

19.2	in the case of any adjourned meeting, whatever the proportion of the Bonds which they represent or hold.

20	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2 per cent of the Bonds.

23	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26	On a show of hands every person who is present in person and who produces a Bond or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for each €250,000 principal amount of Bonds so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of a Resolution

28	A Resolution, subject to paragraph 29 shall be binding on all the Bondholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of a Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

29	If a Resolution is approved by Bondholders holding or representing less than one-third of the principal amount of the Bonds for the time being outstanding (whether their holders are present or represented at the meeting or not), such Resolution is not enforceable unless approved by the Belgian Court of Appeal in the district where the Issuer’s registered office is located.

Minutes

30	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

31	Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such other or further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) (i) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so and (ii) such requirements as the Trustee thinks necessary to comply with Belgian law.

Belgian Company Code

32	Notwithstanding any of the foregoing, no Resolution of the Bondholders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless passed at a meeting complying in all respects with Belgian law or ratified at such a meeting. The matters listed in Article 568 of the Belgian Company Code include, inter alia, modifying or suspending the date of maturity of Bonds, postponing any day for payment of interest payable in respect of the Bonds, reducing the rate of such interest or deciding urgent interim actions in the common interest of Bondholders.

SIGNED as a DEED by
DELHAIZE GROUP S.A.:

By:	/s/ C. OWENS	By:	/s/ P-O. BECKERS

Name:	C. OWENS	Name:	P-O. BECKERS

Title:	EXECUTIVE VICE-PRESIDENT	Title:	CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER

The COMMON SEAL of
THE BANK OF NEW YORK
was affixed in the presence of:
D. WYNNE